                                                                     EXHIBIT 3.2


                           CERTIFICATE OF DESIGNATION
   OF THE POWERS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL AND OTHER SPECIAL RIGHTS OF 13-1/2% SERIES A PREFERRED STOCK DUE 2009 AND QUALIFICATIONS,
                      LIMITATIONS AND RESTRICTIONS THEREOF

--------------------------------------------------------------------------------

                         Pursuant to Section 151 of the
                General Corporation Law of the State of Delaware

--------------------------------------------------------------------------------

         Network Plus Corp. (the "Company"), a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify that, pursuant to authority conferred upon the board of directors of the Corporation (the "Board of Directors") by its Certificate of Incorporation (hereinafter referred to as the "Certificate of Incorporation"), and pursuant to the provisions of Section 151 of the General Corporation Law of the State of Delaware, said Board of Directors, by unanimous written consent dated September 1, 1998, duly approved and adopted the following resolution (the "Resolution"):

         RESOLVED that, pursuant to the authority vested in the Board of Directors by its Certificate of Incorporation, the Board of Directors does hereby create, authorize and provide for the issuance of 13-1/2% Series A Cumulative Preferred Stock due 2009, par value $.01 per share, with a stated value initially of $1,000 per share, consisting of 50,000 shares, and 13-1/2% Series A1 Cumulative Preferred Stock due 2009, par value $.01 per share, with a stated value initially of $1,000 per share, consisting of 50,000 shares having the designations, preferences, relative, participating, optional and other special rights and the qualifications, limitations and restrictions thereof that are set forth in the Certificate of Incorporation and in this Resolution as follows:

         (a) DESIGNATION. There is hereby created out of the authorized and unissued shares of Preferred Stock of the Company (i) a series of Preferred Stock designated as the "13-1/2% Series A Cumulative Preferred Stock due 2009" (the "Class A Stock") and (ii) a series of Preferred Stock designated as the "13-1/2% Series A1 Cumulative Preferred Stock due 2009" (the "Class A1 Stock"). The number of shares constituting the Class A Stock shall be 50,000, and the number of shares constituting the Class A1 Stock shall be 50,000. The Class A Stock and the Class A1 Stock are referred to as the "Series A Preferred Stock". The liquidation preference of the Series A Preferred Stock shall be $1,000 per share (the "Liquidation Preference"). "Specified Amount" shall have the meaning set forth in paragraph (o).

         (b) RANK. The Series A Preferred Stock will, with respect to dividend rights and rights on liquidation, winding-up and dissolution, rank (i) senior to all classes of common stock and to each other class of Capital Stock of the Company or series of Preferred Stock of the Company outstanding on the Issue Date and each other class or series established hereafter by the Board of Directors the terms of which do not expressly provide that it ranks senior to, or on a parity with, the Series A Preferred Stock as to dividend rights and rights on liquidation, winding-up and dissolution of the Company (collectively referred to, together with all classes of common stock of the Company, as "Junior Stock"); (ii) on a parity with each class of Capital Stock of the Company or series of Preferred Stock of the Company established hereafter by the Board of Directors, the terms of which expressly provide that such class or series will rank on a parity with the Series A Preferred Stock as to dividend rights and rights on liquidation, winding-up and dissolution (collectively referred to as "Parity Stock"); and (iii) junior to each class of Capital Stock of the Company or series of Preferred Stock of the Company established hereafter by the Board of Directors, the terms of which expressly provide that such class or series will rank senior to the Series A Preferred Stock as to dividend rights and rights upon liquidation, winding-up and dissolution of the Company (collectively referred to as "Senior Stock"). While any shares of Series A Preferred Stock are outstanding, the Company may not authorize, create or increase the authorized amount of any class or series of stock that ranks senior to or on parity with the Series A Preferred Stock with respect to the payment of dividends or amounts upon liquidation, dissolution or winding up without the consent of the Holders of a majority of the outstanding shares of Series A Preferred Stock. All claims of the Holders of the Series A Preferred Stock, including without limitation, claims with respect to dividend payments, redemption payments, mandatory repurchase payments or rights upon liquidation, winding-up or dissolution, shall rank junior to the claims of any holders of any debt of the Company and its subsidiaries and all other creditors of the Company and its subsidiaries.

         (c) DIVIDENDS. (i) Holders of shares of Series A Preferred Stock will be entitled to receive, when, as and if dividends are declared by the Board of Directors of the Company out of funds of the Company legally available therefor, cumulative preferential dividends from the Issue Date at a rate per share of 13-1/2% per annum of the Specified Amount per share of Series A Preferred Stock, payable quarterly (each such quarterly period being herein called a "Dividend Period") in arrears on each of March 1, June 1, September 1 and December 1 (each a "Dividend Payment Date") or, if any such date is not a Business Day, on the next succeeding Business Day, to the holders of record as of the next preceding February 15, May 15, August 15 and November 15, respectively. In addition to the dividends described in the preceding sentence, holders of outstanding shares of Series A Preferred Stock will be entitled to Additional Dividends if and to the extent provided for in the Exchange and Registration Rights Agreement. If any dividend (other than any Additional Dividends) payable on any Dividend Payment Date on or before September 1, 2003 is not declared or paid in full in cash on such Dividend Payment Date, the amount payable as dividends on such Dividend Payment Date (other than any Additional Dividends) that is not paid in cash on such Dividend Payment Date will be added automatically to the Specified Amount of the Series A Preferred Stock on such Dividend Payment Date and will be deemed paid in full (such dividends being herein called the "Accumulated Dividends"). Except as provided herein, accrued and unpaid dividends, if any, will not bear interest or bear dividends thereon.

         (ii) All dividends paid with respect to shares of the Series A Preferred Stock pursuant to paragraph (c)(i) shall be paid pro rata to the holders entitled thereto.

         (iii) Dividends on the Series A Preferred Stock will accrue whether or not the Company has earnings or profits, whether or not there are funds legally available for the payment of such dividends and whether or not dividends are declared. Except as set forth in clause (c)(i) above, dividends will accumulate to the extent they are not paid on the Dividend Payment Date for the period to which they relate. The Company will take all actions required or permitted under the Delaware General Corporation Law to permit the payment of dividends on the Series A Preferred Stock.

         (iv) No dividend whatsoever shall be declared or paid upon, or any sum set apart for the payment of dividends upon, any outstanding share of the Series A Preferred Stock with respect to any dividend period unless all unpaid dividends for all preceding dividend periods have been added to the Specified Amount (if on or before September 1, 2003), declared and paid or declared and, if applicable, a sufficient sum set apart for the payment of such dividend, upon all outstanding shares of Series A Preferred Stock.

         (v) Except as provided in the next sentence, no dividend will be declared or paid (or deemed paid) on any Parity Stock unless full cumulative dividends have been paid on the Series A Preferred Stock for all prior dividend periods. If accumulated dividends on the Series A Preferred Stock for all prior dividend periods have not been paid (or deemed paid) in full then any dividend declared on the Series A Preferred Stock for any dividend period and on any Parity Stock will be declared ratably in proportion to accrued and unpaid dividends on the Series A Preferred Stock and such Parity Stock.

         (vi) The Company will not (i) declare, pay or set apart funds for the payment of any dividend or other distribution with respect to any Junior Stock or (ii) redeem, purchase or otherwise acquire for consideration any Junior Stock through a sinking fund or otherwise, unless (A) all accrued and unpaid dividends with respect to the Series A Preferred Stock and any Parity Stock at the time such dividends are payable have been paid (or deemed paid) or funds have been set apart for payment of such dividends and (B) sufficient funds have been paid or set apart for the payment of the dividend for the current dividend period with respect to the Series A Preferred Stock and any Parity Stock.

         (vii) Dividends on account of arrears for any past Dividend Period and dividends in connection with any optional redemption may be declared and paid at any time, without reference to any regular Dividend Repayment Date, to holders of record on such date, not more than 45 days prior to the payment thereof, as may be fixed by the Board of Directors of the Company.

         (viii) Dividends payable on the Series A Preferred Stock shall be computed on the basis of a 360-day year of twelve 30-day months and will be deemed to accrue on a daily basis.

         (d) LIQUIDATION PREFERENCE. (i) Upon any voluntary or involuntary liquidation, dissolution or winding-up of the Company, holders of Series A Preferred Stock will be entitled to be paid, out of the assets of the Company available for distribution to its stockholders, the Specified Amount, plus, without duplication, an amount in cash equal to all accumulated and unpaid dividends thereon to the date fixed for liquidation, dissolution or winding-up (including an amount equal to a prorated dividend for the period from the last Dividend Payment Date to the date fixed for liquidation, dissolution or winding-up and including an amount equal to the redemption premium that would have been payable had the Series A Preferred Stock been the subject of an Optional Redemption on such date) before any distribution is made on any Junior Stock, including, without limitation, common stock of the Company. If, upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, the amounts payable with respect to the Series A Preferred Stock and all Parity Stock are not paid in full, the Series A Preferred Stock and the Parity Stock will share equally and ratably in any distribution of assets of the Company to which each is entitled. After payment of the full amount of the Specified Amount (and an amount equal to the accumulated and unpaid dividends to which they are entitled), the holders of shares of Series A Preferred Stock will not be entitled to any further participation in any distribution of assets of the Company.

         (ii) For the purposes of this paragraph (d), neither the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all the property or assets of the Company nor the consolidation or merger of the Company with or into one or more entities shall be deemed to be a liquidation, dissolution or winding-up of the Company.

         (e) REDEMPTION. (i) (A) Except as set forth in this paragraph
(e)(i)(A), the Series A Preferred Stock will not be redeemable at the option of the Company prior to September 1, 2003. Thereafter, the Series A Preferred Stock will be redeemable, at the Company's option (subject to the legal availability of funds therefor), in whole or in part, at any time or from time to time, upon not less than 30 nor more than 60 days' prior notice mailed by first-class mail to each Holder's registered address, at the following redemption prices (the "Optional Redemption Price") (expressed as a percentage of the Specified Amount thereof), plus, without duplication, an amount in cash equal to all accumulated and unpaid dividends (including Additional Dividends and an amount in cash equal to a prorated dividend for any partial dividend period) if any, to the date of redemption (the "Optional Redemption Date") (subject to the rights of holders of record on the relevant record date to receive dividends due on the relevant Dividend Payment Date), if redeemed during the 12-month period commencing on September 1 of the years set forth below:

                                                                REDEMPTION
         PERIOD                                                    PRICE
         ------                                                 ----------

         2003.................................................   106.500%
         2004.................................................   104.333%
         2005.................................................   102.167%
         2006 and thereafter..................................   100.000%

         (B) In the event of a redemption of only a portion of the then outstanding shares of Series A Preferred Stock, the Company shall effect such redemption on a pro rata basis, except that the Company may redeem such shares held by holders of fewer than 100 shares (or shares held by holders who would hold less than 100 shares as a result of such redemption), as may be determined by the Company.

         (ii) MANDATORY REDEMPTION. (A) As soon as practicable following the closing of a Senior Notes Offering the net proceeds of which (excluding underwriting or other placement fees and proceeds placed in escrow at the closing thereof pursuant to the terms of such offering) received by the Company exceed $100 million, the Company will be required to redeem (subject to the legal availability of funds therefor) all outstanding shares of Series A Preferred Stock at a price (the "Notes Redemption Price") in cash equal to 108% of the Specified Amount thereof, plus, without duplication, an amount in cash equal to all accumulated and unpaid dividends (including Additional Dividends and an amount in cash equal to a prorated dividend for any partial dividend period), if any, to the date of redemption (the "Notes Redemption Date") (subject to the rights of holders of record on the relevant record date to receive dividends on the relevant Dividend Payment Date).

         (B) If at any time and from time to time prior to September 1, 2001, the Company consummates one or more Public Equity Offerings, the Company will be required to apply the first $25 million of net proceeds (excluding underwriting or other placement fees and calculated on a cumulative basis beginning with the first such Public Equity Offering) from such Public Equity Offering or Offerings and one-half of each additional dollar of net proceeds (excluding underwriting or other placement fees and calculated on a cumulative basis beginning with the first such Public Equity Offering) in excess of $25 million to redeem the Series A Preferred Stock, at the following redemption prices (the "Equity Redemption Price" and, together with the Notes Redemption Price, the "Mandatory Redemption Price") (expressed as a percentage of the Specified Amount thereof), plus, without duplication, an amount in cash equal to all accumulated and unpaid dividends (including Additional Dividends and an amount in cash equal to a prorated dividend for any partial dividend period) if any, to the date of redemption (the "Equity Redemption Date" and, together with the Notes Redemption Date, the "Mandatory Redemption Date") (subject to the rights of holders of record on the relevant record date to receive dividends due on the relevant Dividend Payment Date), if redeemed during the period ending on the dates set forth below:

                                                           REDEMPTION
         PERIOD                                               PRICE
         ------                                            ----------

         June 1, 1999.....................................  102.000%
         September 1, 1999................................  104.000%
         September 1, 2000................................  106.000%
         September 1, 2001................................  108.000%


         (C) The Company will take all actions required or permitted under Delaware law to permit a redemption required by this paragraph (e)(ii).

         (D) In the event of a redemption of only a portion of the then outstanding shares of Series A Preferred Stock, the Company shall effect such redemption on a pro rata basis, except that the Company may redeem such shares held by holders of fewer than 100 shares (or shares held by holders who would hold less than 100 shares as a result of such redemption), as may be determined by the Company.

         (iii) PROCEDURE FOR REDEMPTION. (A) On and after the Optional Redemption Date or any Mandatory Redemption Date, as the case may be (the "Redemption Date"), unless the Company defaults in the payment of the applicable redemption price, dividends will cease to accumulate on shares of Series A Preferred Stock called for redemption and all rights of holders of such shares will terminate except for the right to receive the Optional Redemption Price or the Mandatory Redemption Price, as the case may be, without interest; PROVIDED, HOWEVER, that if a notice of redemption shall have been given as provided in paragraph (iii)(B) below shall not have been given and the funds necessary for redemption (including an amount in respect of all dividends that will accrue to the Redemption Date) shall have been segregated and irrevocably set apart by the Company, in trust for the benefit of the holders of the shares called for redemption, then dividends shall cease to accumulate on the Redemption Date on the shares to be redeemed and, at the close of business on the day on which such funds are segregated and set apart, the holders of the shares to be redeemed shall cease to be stockholders of the Company and shall be entitled only to receive the Optional Redemption Price or the Mandatory Redemption Price, as the case may be, for such shares.

         (B) With respect to a redemption pursuant to paragraph e(i) or e(ii), the Company will send a written notice of redemption by first class mail to each holder of record of shares of Series A Preferred Stock, not fewer than 30 days nor more than 60 days prior to the Redemption Date at its registered address (the "Redemption Notice"); PROVIDED, HOWEVER, that no failure to give such notice nor any deficiency therein shall affect the validity of the procedure for the redemption of any shares of Series A Preferred Stock to be redeemed except as to the holder or holders to whom the Company has failed to give said notice or except as to the holder or holders whose notice was defective. The Redemption Notice shall state:

         (1) whether the redemption is pursuant to paragraph (e)(i) or (e)(ii) hereof;

         (2) the Optional Redemption Price or the Mandatory Redemption Price, as the case may be;

         (3) whether all or less than all the outstanding shares of the Series A Preferred Stock are to be redeemed and the total number of shares of the Series A Preferred Stock being redeemed;

         (4) the Redemption Date;

         (5) that the holder is to surrender to the Company, in the manner, at the place or places and at the price designated, his certificate or certificates representing the shares of Series A Preferred Stock to be redeemed; and

         (6) that dividends on the shares of the Series A Preferred Stock to be redeemed shall cease to accumulate on such Redemption Date unless the Company defaults in the payment of the Optional Redemption Price or the Mandatory Redemption Price, as the case may be.

         (C) Each holder of Series A Preferred Stock shall surrender the certificate or certificates representing such shares of Series A Preferred Stock to the Company, duly endorsed (or otherwise in proper form for transfer, as determined by the Company), in the manner and at the place designated in the Redemption Notice, and on the Redemption Date the full Optional Redemption Price or Mandatory Redemption Price, as the case may be, for such shares shall be payable in cash to the person whose name appears on such certificate or certificates as the owner thereof, and each surrendered certificate shall be canceled and retired. In the event that less than all of the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

         (f) VOTING RIGHTS. (i) The holders of Series A Preferred Stock, except as otherwise required under Delaware law or as set forth in paragraphs (ii) and
(iii) below, shall not be entitled or permitted to vote on any matter required or permitted to be voted upon by the stockholders of the Company.

         (ii) (A) If (1) after September 1, 2003, dividends on the Series A Preferred Stock are in arrears and unpaid for six or more Dividend Periods (whether or not consecutive) (a "Dividend Default"); (2) the Company fails to redeem the Series A Preferred Stock on September 1, 2009, or fails to otherwise discharge any redemption obligation with respect to the Series A Preferred Stock; (3) the Company fails to make an Offer to Purchase if such Offer to Purchase is required by paragraph (h) hereof or fails to purchase shares of Series A Preferred Stock from holders who elect to have such shares purchased pursuant to such Offer to Purchase; (4) a breach or violation of any of the provisions set forth in paragraph (l) hereof occurs and the breach or violation continues for a period of 60 days or more after the Company receives notice thereof specifying the default from the holders of at least 25% of the shares of Series A Preferred Stock then outstanding; or (5) the Company fails to pay at final maturity (giving effect to any applicable grace period) the principal amount of any Debt of the Company or any Significant Subsidiary of the Company, or the final stated maturity of any such Debt is accelerated because of a default and the total amount of such Debt unpaid or accelerated exceeds $10 million and such nonpayment continues, or such acceleration is not rescinded or waived within 10 days, then the number of directors constituting the Board of Directors of the Company will be adjusted to permit the holders of a majority of the then outstanding shares of Series A Preferred Stock, voting separately and as a class, to elect the lesser of two directors and that number of directors constituting 25% of the members of the Board of Directors. Each such event described in clauses (1), (2), (3), (4) and (5) above is a "Voting Rights Triggering Event".

         (B) The voting rights set forth in subparagraph (f)(ii)(A) above will continue until such time as (x) in the case of a Dividend Default, all dividends in arrears on the Series A Preferred Stock are paid in full in cash, and (y) in all other cases, any failure, breach or default giving rise to such Voting Rights Triggering Event is remedied or waived by the holders of a majority of the shares of Series A Preferred Stock then outstanding, at which time the term of any directors elected pursuant to the provisions of subparagraph (f)(ii)(A) above shall terminate. At any time after voting power to elect directors shall have become vested and be continuing in the holders of Series A Preferred Stock pursuant to subparagraph (f)(ii)(A) hereof, or if vacancies shall exist in the offices of directors elected by the holders of Series A Preferred Stock, a proper officer of the Company may, and upon the written request of the holders of record of at least 25% of the shares of Series A Preferred Stock then outstanding addressed to the secretary of the Company shall, call a special meeting of the holders of Series A Preferred Stock for the purpose of electing the directors which such holders are entitled to elect. If such meeting shall not be called by a proper officer of the Company within 20 days after personal service to the secretary of the Company at its principal executive offices, then the holders of record of at least 25% of the outstanding shares of Series A Preferred Stock may designate in writing one of their number to call such meeting at the expense of the Company, and such meeting may be called by the person so designated upon the notice required for the annual meetings of stockholders of the Company and shall be held at the place for holding the annual meetings of stockholders. Any holder of Series A Preferred Stock so designated shall have, and the Company shall provide, access to the lists of stockholders to be called pursuant to the provisions hereof.

         (C) At any meeting held for the purposes of electing directors at which the holders of Series A Preferred Stock shall have the right, voting together as a separate class, to elect directors as aforesaid, the presence in person or by proxy of the holders of at least a majority of the outstanding shares of Series A Preferred Stock shall be required to constitute a quorum of such Series A Preferred Stock.

         (D) Any vacancy occurring in the office of a director elected by the holders of Series A Preferred Stock may be filled by the remaining directors elected by the holders of Series A Preferred Stock unless and until such vacancy shall be filled by the holders of Series A Preferred Stock. The director to be elected by the holders of Series A Preferred Stock shall agree, prior to his election to office, to resign upon any termination of the right of the holders of Series A Preferred Stock to vote as a class for a director as herein provided, and upon any such termination the director then in office elected by the holders of Series A Preferred Stock shall forthwith resign.

         (iii) (A) So long as any shares of the Series A Preferred Stock are outstanding, the Company will not authorize any class of Senior Stock without the affirmative vote or consent of holders of at least a majority of the shares of Series A Preferred Stock then outstanding, voting or consenting, as the case may be, as one class, given in person or by proxy, either in writing or by resolution adopted at an annual or special meeting. So long as any shares of the Series A Preferred Stock are outstanding, the Company will not authorize the issuance of any additional shares of Series A Preferred Stock without the affirmative vote or consent of the holders of at least a majority of the then outstanding shares of Series A Preferred Stock, voting or consenting, as the case may be, as one class, given in person or by proxy, either in writing or by resolution adopted at an annual or special meeting.

         (B) So long as any shares of the Series A Preferred Stock are outstanding, the Company will not amend this Certificate of Designation so as to affect adversely the specified rights, preferences, privileges or voting rights of holders of shares of Series A Preferred Stock or to authorize the issuance of any additional shares of Series A Preferred Stock without the affirmative vote or consent of holders of at least two-thirds of the issued and outstanding shares of Series A Preferred Stock, voting or consenting, as the case may be, as one class, given in person or by proxy, either in writing or by resolution adopted at an annual or special meeting.

         (C) Except as set forth in paragraph (f)(iii)(A) above, (x) the creation, authorization or issuance of any shares of any Junior Stock or Parity Stock, including the designation of a series thereof within the existing class of Series A Preferred Stock, or (y) the increase or decrease in the amount of authorized Capital Stock of any class, including Preferred Stock, shall not require the consent of holders thereof within the existing class of Series A Preferred Stock and shall not be deemed to affect adversely the rights, preferences, privileges or voting rights of shares of Series A Preferred Stock.

         (iv) In any case in which the holders of Series A Preferred Stock shall be entitled to vote pursuant to this paragraph (f) or pursuant to Delaware law, each holder of Series A Preferred Stock entitled to vote with respect to such matters shall be entitled to one vote for each share of Series A Preferred Stock held.

         (g) EXCHANGE OF CLASS A1 STOCK FOR CLASS A STOCK. The Class A1 Stock will be issued by the Company only in connection with an exchange offer, on a share for share basis, for the Class A Stock as required pursuant to the Exchange and Registration Rights Agreement. Each share of Class A1 Stock issued in exchange for a share of Class A Stock will be deemed to have the same Specified Amount as the share of Class A Stock so exchanged.

         (h) CHANGE OF CONTROL. (i) Within 30 days of the occurrence of a Change of Control, the Company shall make an Offer to Purchase all outstanding shares of Series A Preferred Stock at a purchase price equal to 101% of the Specified Amount thereof plus, without duplication, an amount in cash equal to all accumulated and unpaid dividends (including all Additional Dividends and an amount in cash equal to a prorated dividend for any partial Dividend Period), if any, to the date of purchase (subject to the rights of holders of record on the relevant record date to receive dividends due on the relevant dividend payment date).

         (ii) The Company will comply with any tender offer rules under the Exchange Act which then may be applicable, including Rules 13e-4 and 14e-1, in connection with any offer required to be made by the Company to repurchase the shares of Series A Preferred Stock as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Certificate of Designation, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Certificate of Designation by virtue thereof.

         (iii) On the Purchase Date the Company shall (A) accept for payment the shares of Series A Preferred Stock validly tendered pursuant to the Offer to Purchase, (B) pay to the holders of shares so accepted the purchase price therefor in cash and (C) cancel and retire each surrendered certificate. Unless the Company defaults in the payment for the shares of Series A Preferred Stock tendered pursuant to the Offer to Purchase required by this paragraph (h), dividends will cease to accrue with respect to the shares of Series A Preferred Stock tendered and all rights of holders of such tendered shares will terminate, except for the right to receive payment therefor, on the Purchase Date.

         (i) CONVERSION OR EXCHANGE. The holders of shares of Series A Preferred Stock shall not have any rights hereunder to convert such shares into or exchange such shares for shares of any other class or classes or of any other series of any class or classes of Capital Stock of the Company.

         (j) REISSUANCE OF SERIES A PREFERRED STOCK. Shares of Series A Preferred Stock that have been issued and reacquired in any manner, including shares purchased or redeemed or exchanged, shall (upon compliance with any applicable provisions of the laws of Delaware) have the status of authorized and unissued shares of Preferred Stock undesignated as to series and may be redesignated and reissued as part of any series of Preferred Stock; PROVIDED, HOWEVER, that so long as any shares of Series A Preferred Stock are outstanding, any issuance of such shares must be in compliance with the terms hereof.

         (k) BUSINESS DAY. If any payment, redemption or exchange shall be required by the terms hereof to be made on a day that is not a Business Day, such payment, redemption or exchange shall be made on the immediately succeeding Business Day.

         (l) CERTAIN ADDITIONAL PROVISIONS. The Company covenants and agrees for the benefit of the Holders as follows:

         (i) LIMITATION ON DEBT. (A) The Company may not, and may not permit any Restricted Subsidiary of the Company to, Incur any Debt unless the ratio of (i) the aggregate consolidated principal amount of Debt of the Company and its Restricted Subsidiaries outstanding as of the most recent available quarterly or annual balance sheet, after giving pro forma effect to the Incurrence of such Debt and any other Debt Incurred since such balance sheet date and the receipt and application of the proceeds thereof to (ii) Consolidated Cash Flow Available for Fixed Charges for the four full fiscal quarters next preceding the Incurrence of such Debt for which consolidated financial statements are available, determined on a pro forma basis as if any such Debt had been Incurred at the beginning of such four fiscal quarters, would be less than 7.0 to 1 for such four-quarter periods ending on or prior to September 1, 2000, and 5.0 to 1 for such periods ending thereafter.

         (B) Notwithstanding the foregoing paragraph (A), the Company and any Restricted Subsidiary (except as specified below) may Incur any or all of the following:

         (i) Debt outstanding on the Issue Date;

         (ii) Debt under any Bank Credit Agreement;

         (iii) Purchase Money Debt Incurred to finance the construction, acquisition, development, design, installation, integration, transportation or improvement of Telecommunications Assets which, together with any other outstanding Debt Incurred pursuant to this clause (iii) and any Debt Incurred pursuant to clause (vi) of this paragraph (B) in respect of Debt Incurred pursuant to this clause (iii), has an aggregate principal amount at the time of Incurrence, not in excess of $100 million at any time outstanding;

         (iv) Senior Notes the offering of which, together with any other outstanding Debt Incurred pursuant to this clause (iv), resulted in net proceeds (excluding underwriting or other placement fees and proceeds placed in escrow at the closing thereof pursuant to the terms of such offering) to the Company, not in excess of $100 million;

         (v) Debt owed by the Company to any Restricted Subsidiary of the Company or Debt owed by a Restricted Subsidiary of the Company to the Company or a Restricted Subsidiary of the Company; PROVIDED, HOWEVER, that upon either (x) the transfer or other disposition by such Restricted Subsidiary or the Company of any Debt so permitted to a Person other than the Company or another Restricted Subsidiary of the Company or (y) the issuance (other than directors' qualifying shares), sale, lease, transfer or other disposition of shares of Capital Stock (including by consolidation or merger) of such Restricted Subsidiary to a Person other than the Company or another such Restricted Subsidiary, the provisions of this clause (v) shall no longer be applicable to such Debt and such Debt shall be deemed to have been Incurred at the time of such transfer or other disposition;

         (vi) Debt Incurred to renew, extend, refinance or refund (each, a "refinancing") (A) Debt outstanding on the Issue Date, (B) Debt Incurred pursuant to paragraph (A) of this covenant or (C) Debt Incurred pursuant to clause (iii) of this paragraph (b), in each case in an aggregate principal amount not to exceed the aggregate principal amount of and accrued interest on the Debt so refinanced plus the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of the Debt so refinanced or the amount of any premium reasonably determined by the Company as necessary to accomplish such refinancing by means of a tender offer or privately negotiated repurchase, plus the amount of expenses of the Company incurred in connection with such refinancing; PROVIDED, HOWEVER, that the refinancing Debt by its terms, or by the terms of any agreement or instrument pursuant to which such Debt is issued, (x) does not provide for payments of principal of such Debt at the stated maturity thereof or by way of a sinking fund applicable thereto or by way of any mandatory redemption, defeasance, retirement or repurchase thereof by the Company (including any redemption, retirement or repurchase which is contingent upon events or circumstances, but excluding any retirement required by virtue of acceleration of such Debt upon any event of default thereunder), in each case prior to the time the same are required by the terms of the Debt being refinanced and (y) does not permit redemption or other retirement (including pursuant to an offer to purchase made by the Company) of such debt at the option of the holder thereof prior to the final stated maturity of the Debt being refinanced, other than a redemption or other retirement at the option of the holder of such Debt (including pursuant to an offer to purchase made by the Company) which is conditioned upon a change substantially similar to those described under paragraph (h) or which is pursuant to provisions substantially similar to those in the covenant described under paragraph
     (l)(iii);

         (vii) Debt consisting of Permitted Interest Rate or Currency Protection Agreements;

         (viii) Debt consisting of performance and other similar bonds and reimbursement obligations Incurred in the ordinary course of business securing the performance of contractual, franchise or license obligations of the Company or a Restricted Subsidiary, or in respect of a letter of credit obtained to secure such performance;

         (ix) Debt of the Company to Robert T. Hale, Jr. in an original principal amount at the time of issuance not to exceed $2 million; PROVIDED, HOWEVER, that no payment of principal on such Debt may be made prior to the redemption of the Series A Preferred Stock and the payment in full of all accumulated dividends on the Series A Preferred Stock; and

         (x) Debt of the Company or any Restricted Subsidiary not otherwise permitted to be Incurred pursuant to clauses (i) through (viii) above, which, together with any other outstanding Debt Incurred pursuant to this clause (x), has an aggregate principal amount or, in the case of Debt issued at a discount, an accreted amount (determined in accordance with generally accepted accounting principles) at the time of Incurrence, not in excess of $10 million at any time outstanding.

         (C) Notwithstanding any other provision of this paragraph (l)(i), the maximum amount of Debt that the Company or a Restricted Subsidiary may Incur pursuant to this paragraph (l)(i) shall not be deemed to be exceeded, with respect to any outstanding Debt, due solely to the result of fluctuations in exchange rates of currencies.

         (D) For purposes of determining compliance with this paragraph (l)(i), in the event that an item of Debt meets the criteria of more than one of the types of Debt the Company is permitted to incur pursuant to the foregoing clauses (i) through (x) of paragraph (B), the Company shall have the right, in its sole discretion, to classify such item of Debt and shall only be required to include the amount and type of such Debt under the clause permitting the Debt as so classified. For purposes of determining any particular amount of Debt under such covenant, Guarantees or Liens with respect to letters of credit supporting Debt otherwise included in the determination of a particular amount shall not be included.

         (ii) LIMITATION ON RESTRICTED PAYMENTS. (A) The Company (i) may not, directly or indirectly, declare or pay any dividend, or make any distribution, in respect of any Junior Stock or to the holders thereof (in their capacity as such), excluding any dividends or distributions payable solely in shares of Junior Stock (other than Disqualified Stock) or in options, warrants or other rights to acquire Junior Stock (other than Disqualified Stock); (ii) may not, and may not permit any Restricted Subsidiary to, purchase, redeem, or otherwise retire or acquire for value (a) any Junior Stock of the Company or any Related Person of the Company or (b) any options, warrants or rights to purchase or acquire shares of Junior Stock of the Company or any Related Person of the Company or any securities convertible or exchangeable into shares of Capital Stock of the Company or any Related Person of the Company; and (iii) may not make, or permit any Restricted Subsidiary to make, any Investment in, or payment on a Guarantee of any obligation of, any Person, other than the Company or a Restricted Subsidiary of the Company, except for Permitted Investments (each of clauses (i) through (iii) being a "Restricted Payment") if: (1) any accrued and payable dividends (including dividends for the then current dividend period) with respect to the Series A Preferred Stock or any Parity Stock have not been paid (or deemed paid) in full and funds for such payment have not been set apart shall have occurred and is continuing; or (2) upon giving effect to such Restricted Payment, the Company could not Incur at least $1.00 of additional Debt pursuant to the covenant described in paragraph (l)(i)(A) above; or (3) upon giving effect to such Restricted

Payment, the aggregate amount of all Restricted Payments from the Issue Date exceeds the sum of: (a) (x) Consolidated Cash Flow Available for Fixed Charges since the end of the last full fiscal quarter prior to the Issue Date through the last day of the last full fiscal quarter ending immediately preceding the date of such Restricted Payment (the "Calculation Period") minus (y) 1.5 times Consolidated Interest Expense for the Calculation Period; plus (b) the aggregate Net Cash Proceeds received by the Company from the issuance or sale of its Junior Stock (other than Disqualified Stock) subsequent to the Issue Date (other than an issuance or sale to a Subsidiary of the Company and other than an issuance or sale to an employee stock ownership plan or a trust established by the Company or any of its Subsidiaries for the benefit of their employees); plus
(c) the amount by which Debt of the Company is reduced on the Company's balance sheet upon the conversion or exchange (other than by a Subsidiary of the Company) subsequent to the Issue Date of any Debt of the Company convertible or exchangeable for Junior Stock (other than Disqualified Stock) of the Company (less the amount of any cash, or the fair value of any property, distributed by the Company upon such conversion or exchange); plus (d) $5 million.

         (B) Notwithstanding the foregoing paragraph (l)(ii)(A), (i) the Company may pay any dividend on Capital Stock of any class within 60 days after the declaration thereof if, on the date when the dividend was declared, the Company could have paid such dividend in accordance with the foregoing provisions; (ii) the Company may repurchase any shares of its Common Stock or options to acquire its Common Stock from Persons who are currently or were formerly directors, officers or employees of the Company or any Restricted Subsidiary, PROVIDED that the aggregate amount of all such repurchases made pursuant to this clause (ii) shall not exceed (a) $1 million in any calendar year and (b) $5 million in the aggregate; (iii) the Company and its Restricted Subsidiaries may refinance any Debt otherwise permitted by clause (vi) of paragraph (l)(i)(B) above; (iv) the Company and its Restricted Subsidiaries may retire or repurchase any Junior Stock of the Company or any Capital Stock of any Restricted Subsidiary of the Company in exchange for, or out of the proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary of the Company) of, Junior Stock (other than Disqualified Stock) of the Company; and (v) the Company may pay the dividend of $5 million declared on July 15, 1998. If the Company makes a Restricted Payment which, at the time of the making of such Restricted Payment, would in the good faith determination of the Company be permitted under the Certificate of Designation, such Restricted Payment shall be deemed to have been made in compliance with the Certificate of Designation notwithstanding any subsequent adjustments made in good faith to the Company financial statements affecting Consolidated Cash Flow Available for Fixed Charges or Consolidated Interest Expense for any period.

         (iii) LIMITATION ON ASSET DISPOSITIONS. The Company may not, and may not permit any Restricted Subsidiary to, make any Asset Disposition in one or more related transactions occurring within any 12-month period unless: (i) the Company or the Restricted Subsidiary, as the case may be, receives consideration for such disposition at least equal to the fair market value for the assets sold or disposed of as determined by management of the Company in good faith, which determination shall be conclusive; (ii) at least 75% of the consideration for such disposition consists of (1) cash or readily marketable cash equivalents or the assumption of Debt of the Company or of the Restricted Subsidiary and release from all liability on the Debt assumed; (2) Telecommunications Assets; or (3) shares of publicly-traded Voting Stock of any Person engaged in the Telecommunications Business in the United States; and (iii) all Net Available Proceeds, less any amounts invested within 365 days of such disposition in new Telecommunications Assets, are applied within 365 days of such disposition (1) first, to the permanent repayment or reduction of Debt (other than Disqualified Stock) of the Company or Debt (other than Disqualified Stock) of a Restricted Subsidiary of the Company, to the extent permitted under the terms thereof and
(2) second, to the extent of remaining Net Available Proceeds, to make an Offer to Purchase outstanding shares of Series A Preferred Stock at 100% of the Specified Amount thereof plus, without duplication, an amount in cash equal to all accumulated and unpaid dividends (including all Additional Dividends and an amount equal to a prorated dividend for any partial Dividend Period), if any, to the date of purchase (subject to the rights of holders of record on the relevant record date to receive dividends due on the relevant dividend payment date), and, to the extent required by the terms thereof, any other Parity Stock of the Company at a price no greater than 100% of the liquidation preference thereof plus accumulated dividends to the date of purchase. To the extent any Net Available Proceeds remain after such uses, the Company and its Restricted Subsidiaries may use such amounts for any purposes not prohibited by the Certificate of Designation. Notwithstanding the foregoing, these provisions shall not apply to any Asset Disposition which constitutes a transfer, conveyance, sale, lease or other disposition of all or substantially all the Company's properties or assets as described under paragraph (l)(vi) below.

         (iv) TRANSACTIONS WITH AFFILIATES AND RELATED PERSONS. The Company may not, and may not permit any Restricted Subsidiary of the Company to, enter into any transaction (or series of related transactions) with an Affiliate or Related Person of the Company (other than the Company or a Restricted Subsidiary of the Company), including any Investment, either directly or indirectly, unless such transaction is on terms no less favorable to the Company or such Restricted Subsidiary than those that could be obtained in a comparable arm's-length transaction with an entity that is not an Affiliate or Related Person and is in the best interests of such Company or such Restricted Subsidiary. For any transaction that involves in excess of $1 million but less than or equal to $5 million, the Chief Executive Officer of the Company or a majority of the disinterested members of the Board of Directors shall determine that the transaction satisfies the above criteria. For any transaction that involves in excess of $5 million but less than or equal to $10 million, a majority of the disinterested members of the Board of Directors of the Company shall determine that the transaction satisfies the above criteria. For any transaction that involves in excess of $10 million, the Company shall also obtain an opinion from a nationally recognized investment banking or accounting firm or another nationally recognized expert with experience in appraising the terms and conditions, taken as a whole, of the type of transaction (or series of related transactions) for which the opinion is required stating that such transaction (or series of related transactions) is on terms and conditions, taken as a whole, no less favorable to the Company or such Restricted Subsidiary than those that could be obtained in a comparable arm's-length transaction with an entity that is not an Affiliate or Related Person of the Company, which opinion shall be available for inspection by holders of Series A Preferred Stock at the Company's offices. This covenant shall not apply to Investments by an Affiliate or a Related Person of the Company in the Capital Stock (other than Disqualified Stock) of the Company or any Restricted Subsidiary of the Company.

         (v) PROVISION OF FINANCIAL INFORMATION. The Company has agreed that, for so long as any Series A Preferred Stock remains outstanding, it will furnish to the holders of the Series A Preferred Stock and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act. In addition, prior to the effectiveness of the Exchange Offer Registration Statement, the Company will furnish to the holders of the Series A Preferred Stock the quarterly and annual financial statements and related notes and an accompanying Management's Discussion and Analysis of Financial Condition and Results of Operations in the format that would be required to be included in the Company's periodic reports filed with the Commission if the Company were required to file such reports with the Commission. The Company will furnish such information to the holders of the Series A Preferred Stock within 15 days after the date on which the Company would have been required to file the same with the Commission. Following the effectiveness of the Exchange Offer Registration Statement (or earlier if the Company becomes obligated to file reports with the Commission), the Company will furnish to the holders of the Series A Preferred Stock within 15 days after it files them with the Commission copies of the annual and quarterly reports and the information, documents, and other reports that the Company is required to file with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act ("SEC Reports"). In the event the Company shall cease to be required to file SEC Reports pursuant to the Exchange Act, the Company will nevertheless continue to file such reports with the Commission (unless the Commission will not accept such a filing) and furnish such reports to the holders of Series A Preferred Stock. The Company will make copies of the SEC Reports available to investors who request them in writing.

         (vi) MERGERS, CONSOLIDATIONS AND CERTAIN SALES OF ASSETS. The Company may not, in a single transaction or a series of related transactions, (i) consolidate with or merge into any other Person or permit any other Person to consolidate with or merge into the Company (other than the consolidation or merger of a Restricted Subsidiary organized under the laws of a State of the United States into the Company), or (ii) directly or indirectly, transfer, sell, lease or otherwise dispose of all or substantially all its assets (determined on a consolidated basis for the Company and its Restricted Subsidiaries taken as a whole), unless: (1) in a transaction in which the Company does not survive or in which the Company sells, leases or otherwise disposes of all or substantially all its assets to any other Person, the successor entity to the Company is organized under the laws of the United States of America or any State thereof or the District of Columbia and the Series A Preferred Stock shall be converted into or exchanged for and shall become shares of such successor entity, having in respect of such successor entity the same powers, preferences and relative participating, optional or other special rights and the qualifications, limitations or restrictions thereon, that the Series A Preferred Stock had immediately prior to such transaction; (2) immediately after giving pro forma effect to such transaction as if such transaction had occurred at the beginning of the last full fiscal quarter immediately prior to the consummation of such transaction with the appropriate adjustments with respect to the transaction being included in such pro forma calculation and treating any Debt which becomes an obligation of the Company or a Subsidiary as a result of such transaction as having been Incurred by the Company or such Subsidiary at the time of the transaction, no Voting Rights Triggering Event, and no event that after the giving of notice or lapse of time or both would become a Voting Rights Triggering Event, shall have occurred and be continuing; (3) immediately after giving effect to such transaction, the Consolidated Net Worth of the Company (or the successor entity to the Company) is equal to or greater than that of the Company immediately prior to the transaction; (4) immediately after giving effect to such transaction, the Company (or the successor entity to the Company) would be able to incur an additional $1.00 of Debt under paragraph (l)(i)(A) above; and (5) the Company has caused to be delivered to the holders of the Series A Preferred Stock an Opinion of Counsel to the effect that the holders of the Series A Preferred Stock will not recognize gain or loss for Federal income tax purposes as a result of such transaction.

         In the event of any transaction (other than a lease) described in and complying with the immediately preceding paragraph in which the Company is not the surviving person and the surviving person complies with clause (1) of the preceding paragraph, such surviving person shall succeed to, and be substituted for, and may exercise every right and power of, the Company, and the Company will be discharged from its obligations under the Series A Preferred Stock and the Certificate of Designation; PROVIDED that solely for the purpose of calculating amounts described in clause (3) of paragraph (l)(ii)(A) above, any such surviving person shall only be deemed to have succeeded to and be substituted for the Company with respect to the period subsequent to the effective time of such transaction, and the Company (before giving effect to such transaction) shall be deemed to be the "Company" for such purposes for all prior periods.

         (m) CERTIFICATES. (i) FORM AND DATING. The Class A Stock and the Transfer Agent's certificate of authentication shall be substantially in the form of Exhibit A, which is hereby incorporated in and expressly made a part of this Certificate of Designation. The Class A1 Stock and the Transfer Agent's certificate of authentication shall be substantially in the form of Exhibit A; PROVIDED, HOWEVER, that any reference to Class A shall be replaced with references to Class A1 and shares of Class A1 Series A Preferred Stock need not include references to the Exchange and Registration Rights Agreement or legends applicable to Transfer Restricted Securities. The Series A Preferred Stock certificate may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company). Each Series A Preferred Stock certificate shall be dated the date of its authentication. The terms of the Series A Preferred Stock certificate set forth in Exhibit A are part of the terms of this Certificate of Designation.

         (A) GLOBAL SERIES A PREFERRED STOCK. Class A Stock shall be issued initially in the form of one or more fully registered global certificates with the global securities legend and restricted securities legend set forth in Exhibit A hereto (the "Global Series A Preferred Stock"), which shall be deposited on behalf of the purchasers represented thereby with DTC (or with such custodian as DTC may direct), and registered in the name of DTC or a nominee of DTC, duly executed by the Company and authenticated by the Transfer Agent as hereinafter provided. The number of shares of Series A Preferred Stock represented by Global Series A Preferred Stock may from time to time be increased or decreased by adjustments made on the records of the Transfer Agent and DTC or its nominee as hereinafter provided.

         (B) BOOK-ENTRY PROVISIONS. In the event Global Series A Preferred Stock is deposited with or on behalf of DTC, the Company shall execute and the Transfer Agent shall authenticate and deliver initially one or more Global Series A Preferred Stock certificates that (a) shall be registered in the name of DTC for such Global Series A Preferred Stock or the nominee of DTC and (b) shall be delivered by the

Transfer Agent to DTC or pursuant to DTC's instructions or held by the Transfer Agent as custodian for DTC.

         Members of, or participants in, DTC ("Agent Members") shall have no rights under this Certificate of Designation with respect to any Global Series A Preferred Stock held on their behalf by DTC or by a custodian of DTC or under such Global Series A Preferred Stock, and DTC may be treated by the Company, the Transfer Agent and any agent of the Company or the Transfer Agent as the absolute owner of such Global Series A Preferred Stock for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Transfer Agent or any agent of the Company or the Transfer Agent from giving effect to any written certification, proxy or other authorization furnished by DTC or impair, as between DTC and its Agent Members, the operation of customary practices of DTC governing the exercise of the rights of a holder of a beneficial interest in any Global Series A Preferred Stock.

         (C) CERTIFICATED SERIES A PREFERRED STOCK. Except as provided in this paragraph (i) or in paragraph (iii), owners of beneficial interests in Global Series A Preferred Stock will not be entitled to receive physical delivery of certificated Series A Preferred Stock ("Certificated Series A Preferred Stock").

         After a transfer of any Class A Stock during the period of the effectiveness of a Shelf Registration Statement with respect to such Class A Stock, all requirements pertaining to legends on such Class A Stock will cease to apply, the requirements requiring any such Class A Stock issued to Holders be issued in global form will cease to apply, and Certificated Series A Preferred Stock without legends will be available to the transferee of the Holder of such Class A Stock upon exchange of such transferring Holder's Class A Stock or directions to transfer such Holder's interest in the Global Series A Preferred Stock, as applicable. Upon the consummation of a Registered Exchange Offer with respect to the Class A Stock pursuant to which Holders of such Class A Stock are offered Class A1 Stock in exchange for their Class A Stock, all requirements that Class A Stock be issued in global form will cease to apply and Certificated Series A Preferred Stock with the restricted securities legend set forth in Exhibit A hereto will be available to Holders of such Class A Stock that do not exchange their Class A Stock, and Class A1 Stock in certificated form will be available to Holders that exchange such Class A Stock in such Registered Exchange Offer.

         (ii) EXECUTION AND AUTHENTICATION. Two Officers shall sign the Series A Preferred Stock for the Company by manual or facsimile signature. If required by Delaware law, the Company's seal shall be impressed, affixed, imprinted or reproduced on the Series A Preferred Stock and may be in facsimile form.

         If an Officer whose signature is on Series A Preferred Stock no longer holds that office at the time the Transfer Agent authenticates the Series A Preferred Stock, the Series A Preferred Stock shall be valid nevertheless.

         An Series A Preferred Stock shall not be valid until an authorized signatory of the Transfer Agent manually signs the certificate of authentication on the Series A Preferred Stock. The signature shall be conclusive evidence that the Series A Preferred Stock has been authenticated under this Certificate of Designation.

         The Transfer Agent shall authenticate and deliver: (1) 40,000 shares of Class A Stock for original issue and (2) 40,000 shares of Class A1 Stock for issue only in a Registered Exchange Offer pursuant to the Exchange and Registration Rights Agreement, in each case upon a written order of the Company signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of the Company. Such order shall specify the number of shares of Series A Preferred Stock to be authenticated and the date on which the original issue of Series A Preferred Stock is to be authenticated and whether the Series A Preferred Stock is to be Class A Stock or Class A1 Stock.

         The Transfer Agent may appoint an authenticating agent reasonably acceptable to the Company to authenticate the Series A Preferred Stock. Unless limited by the terms of such appointment, an authenticating agent may authenticate Series A Preferred Stock whenever the Transfer Agent may do so. Each reference in this Certificate of Designation to authentication by the Transfer Agent includes authentication by such agent. An authenticating agent has the same rights as the Transfer Agent or agent for service of notices and demands.

         (iii) TRANSFER AND EXCHANGE. (A) TRANSFER AND EXCHANGE OF CERTIFICATED SERIES A PREFERRED STOCK. When Certificated Series A Preferred Stock is presented to the Transfer Agent with a request to register the transfer of such Certificated Series A Preferred Stock or to exchange such Certificated Series A Preferred Stock for an equal number of shares of Certificated Series A Preferred Stock of other authorized denominations, the Transfer Agent shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; PROVIDED, HOWEVER, that the Certificated Series A Preferred Stock surrendered for transfer or exchange:

         (1) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Transfer Agent, duly executed by the Holder thereof or his attorney duly authorized in writing; and

         (2) in the case of Transfer Restricted Securities that are Certificated Series A Preferred Stock, are being transferred or exchanged pursuant to an effective registration statement under the Securities Act or pursuant to clause (I) or (II) below, and are accompanied by the following additional information and documents, as applicable:

              (I) if such Transfer Restricted Securities are being delivered to the Transfer Agent by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect in substantially the form of Exhibit C hereto; or

              (II) if such Transfer Restricted Securities are being transferred to the Company or to a "qualified institutional buyer" ("QIB") in accordance with Rule 144A under the Securities Act or pursuant to an exemption from registration in accordance with Rule 144 under the Securities Act, a certification to that effect (in substantially the form of Exhibit B hereto).

         (B) RESTRICTIONS ON TRANSFER OF CERTIFICATED SERIES A PREFERRED STOCK FOR A BENEFICIAL INTEREST IN GLOBAL SERIES A PREFERRED STOCK. Certificated Series A Preferred Stock may not be exchanged for a beneficial interest in Global Series A Preferred Stock except upon satisfaction of the requirements set forth below. Upon receipt by the Transfer Agent of Certificated Series A Preferred Stock, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Transfer Agent, together with:

         (1) if such Certificated Series A Preferred Stock is a Transfer Restricted Security, certification that such Certificated Series A Preferred Stock is being transferred to a QIB in accordance with Rule 144A under the Securities Act; and

         (2) whether or not such Certificated Series A Preferred Stock is a Transfer Restricted Security, written instructions directing the Transfer Agent to make, or to direct DTC to make, an adjustment on its books and records with respect to such Global Series A Preferred Stock to reflect an increase in the number of shares of Series A Preferred Stock represented by the Global Series A Preferred Stock, then the Transfer Agent shall cancel such Certificated Series A Preferred Stock and cause, or direct DTC to cause, in accordance with the standing instructions and procedures existing between DTC and the Transfer Agent, the number of shares of Series A Preferred Stock represented by the Global Series A Preferred Stock to be increased accordingly. If no Global Series A Preferred Stock is then outstanding, the Company shall issue and the Transfer Agent shall authenticate, upon written order of the Company in the form of an Officers' Certificate, a new Global Series A Preferred Stock representing the appropriate number of shares.

         (C) TRANSFER AND EXCHANGE OF GLOBAL SERIES A PREFERRED STOCK. The transfer and exchange of Global Series A Preferred Stock or beneficial interests therein shall be effected through DTC, in accordance with this Certificate of Designation (including applicable restrictions on transfer set forth herein, if any) and the procedures of DTC therefor.

         (D) TRANSFER OF A BENEFICIAL INTEREST IN GLOBAL SERIES A PREFERRED STOCK FOR A CERTIFICATED SERIES A PREFERRED STOCK. (1) Any person having a beneficial interest in Series A Preferred Stock that is being transferred or exchanged pursuant to an effective registration statement under the Securities Act or pursuant to clause (I) or (II) below may upon request, and if accompanied by the information specified below, exchange such beneficial interest for Certificated Series A Preferred Stock representing the same number of shares of Series A Preferred Stock. Upon receipt by the Transfer Agent of written instructions or such other form of instructions as is customary for DTC from DTC or its nominee on behalf of any person having a beneficial interest in Global Series A Preferred Stock and upon receipt by the Transfer Agent of a written order or such other form of instructions as is customary for DTC or the person designated by DTC as having such a beneficial interest in a Transfer Restricted Security only, the following additional information and documents (all of which may be submitted by facsimile):

              (I) if such beneficial interest is being transferred to the person designated by DTC as being the owner of a beneficial interest in Global Series A Preferred Stock, a certification from such person to that effect (in substantially the form of Exhibit C hereto); or

              (II) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A under the Securities Act or pursuant to an exemption from registration in accordance with Rule 144 under the Securities Act, a certification to that effect (in substantially the form of Exhibit B hereto);

then, the Transfer Agent or DTC, at the direction of the Transfer Agent, will cause, in accordance with the standing instructions and procedures existing between DTC and the Transfer Agent, the number of shares of Series A Preferred Stock represented by Global Series A Preferred Stock to be reduced on its books and records and, following such reduction, the Company will execute and the Transfer Agent will authenticate and deliver to the transferee Certificated Series A Preferred Stock.

         (2) Certificated Series A Preferred Stock issued in exchange for a beneficial interest in a Global Series A Preferred Stock pursuant to this paragraph (iii)(D) shall be registered in such names and in such authorized denominations as DTC, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Transfer Agent. The Transfer Agent shall deliver such Certificated Series A Preferred Stock to the persons in whose names such Series A Preferred Stock are so registered in accordance with the instructions of DTC.

         (E) RESTRICTIONS ON TRANSFER AND EXCHANGE OF GLOBAL SERIES A PREFERRED STOCK. Notwithstanding any other provisions of this Certificate of Designation (other than the provisions set forth in paragraph (iii)(F)), Global Series A Preferred Stock may not be transferred as a whole except by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any such nominee to a successor depository or a nominee of such successor depository.

         (F) AUTHENTICATION OF CERTIFICATED SERIES A PREFERRED STOCK. If at any time:

         (1) DTC notifies the Company that DTC is unwilling or unable to continue as depository for the Global Series A Preferred Stock and a successor depository for the Global Series A Preferred Stock is not appointed by the Company within 90 days after delivery of such notice;

         (2) DTC ceases to be a clearing agency registered under the Exchange
     Act;

         (3) there shall have occurred and be continuing a Voting Rights Triggering Event; or

         (4) the Company, in its sole discretion, notifies the Transfer Agent in writing that it elects to cause the issuance of Certificated Series A Preferred Stock under this Certificate of Designation, then the Company will execute, and the Transfer Agent, upon receipt of a written order of the Company signed by two Officers or by an Officer and either an Assistant

Treasurer or an Assistant Secretary of the Company requesting the authentication and delivery of Certificated Series A Preferred Stock to the persons designated by the Company, will authenticate and deliver Certificated Series A Preferred Stock equal to the number of shares of Series A Preferred Stock represented by the Global Series A Preferred Stock, in exchange for such Global Series A Preferred Stock.

         (G) LEGEND. (1) Except as permitted by the following paragraph (2), each certificate evidencing the Global Series A Preferred Stock and the Certificated Series A Preferred Stock (and all Series A Preferred Stock issued in exchange therefor or substitution thereof) shall bear a legend in substantially the following form:

     "THE SECURITY EVIDENCED HEREBY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT") AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (3) TO THE COMPANY OR (4) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, AND, IN EACH CASE, IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES."

         (2) Upon any sale or transfer of a Transfer Restricted Security (including any Transfer Restricted Security represented by Global Series A Preferred Stock) pursuant to Rule 144 under the Securities Act or an effective registration statement under the Securities Act:

              (I) in the case of any Transfer Restricted Security that is a Certificated Series A Preferred Stock, the Transfer Agent shall permit the Holder thereof to exchange such Transfer Restricted Security for a Certificated Series A Preferred Stock that does not bear the legend set forth above and rescind any restriction on the transfer of such Transfer Restricted Security;

              (II) in the case of any Transfer Restricted Security that is represented by a Global Series A Preferred Stock, the Transfer Agent shall permit the Holder thereof to exchange such Transfer Restricted Security for a Certificated Series A Preferred Stock Security that does not bear the legend set forth above and rescind any restriction on the transfer of such Transfer Restricted Security, if the Holder's request for such exchange was made in reliance on Rule 144 and the Holder certifies to that effect in writing to the Transfer Agent (such certification to be in the form set forth on the reverse of the Transfer Restricted Security); and

              (III) in the case of any Transfer Restricted Security that is represented by a Global Series A Preferred Stock, the Transfer Agent shall permit the Holder thereof to exchange such Transfer Restricted Security (in connection with the offer to exchange Class A1 Stock for Class A Stock pursuant to the Exchange and Registration Rights Agreement) for another Global Series A Preferred Stock that does not bear the legend set forth above.

         (H) CANCELATION OR ADJUSTMENT OF GLOBAL SERIES A PREFERRED STOCK. At such time as all beneficial interests in Global Series A Preferred Stock have either been exchanged for Certificated Series A Preferred Stock, redeemed, repurchased or canceled, such Global Series A Preferred Stock shall be returned to DTC for cancelation or retained and canceled by the Transfer Agent. At any time prior to such cancelation, if any beneficial interest in Global Series A Preferred Stock is exchanged for Certificated Series A Preferred Stock, redeemed, repurchased or canceled, the number of shares of Series A Preferred Stock represented by such Global Series A Preferred Stock shall be reduced and an adjustment shall be made on the books and records of the Transfer Agent with respect to such Global Series A Preferred Stock, by the Transfer Agent or DTC, to reflect such reduction.

         (I) OBLIGATIONS WITH RESPECT TO TRANSFERS AND EXCHANGES OF SERIES A PREFERRED STOCK. (1) To permit registrations of transfers and exchanges, the Company shall execute and the Transfer Agent shall authenticate Certificated Series A

Preferred Stock and Global Series A Preferred Stock as required pursuant to the provisions of this paragraph (iii).

         (2) All Certificated Series A Preferred Stock and Global Series A Preferred Stock issued upon any registration of transfer or exchange of Certificated Series A Preferred Stock or Global Series A Preferred Stock shall be the valid obligations of the Company, entitled to the same benefits under this Certificate of Designation, as the Certificated Series A Preferred Stock or Global Series A Preferred Stock surrendered upon such registration of transfer or exchange.

         (3) Prior to due presentment for registration of transfer of any Series A Preferred Stock, the Transfer Agent and the Company may deem and treat the person in whose name any share of Series A Preferred Stock is registered as the absolute owner of such Series A Preferred Stock and neither the Transfer Agent nor the Company shall be affected by notice to the contrary.

         (4) No service charge shall be made to a Holder for any registration of transfer or exchange upon surrender of any Series A Preferred Stock Certificate at the office of the Transfer Agent maintained for that purpose. However, the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Series A Preferred Stock Certificates.

         (5) Upon any sale or transfer of shares of Series A Preferred Stock (including any Series A Preferred Stock represented by a Global Series A Preferred Stock Certificate) pursuant to an effective registration statement under the Securities Act, pursuant to Rule 144 under the Securities Act or pursuant to an opinion of counsel reasonably satisfactory to the Company that no legend is required:

         (A) in the case of any Certificated Series A Preferred Stock, the Transfer Agent shall permit the holder thereof to exchange such Series A Preferred Stock for Certificated Series A Preferred Stock that does not bear the legend set forth in paragraph (iii)(G) above and rescind any restriction on the transfer of such Series A Preferred Stock; and

         (B) in the case of any Global Series A Preferred Stock, such Series A Preferred Stock shall not be required to bear the legend set forth in paragraph (iii)(G) above but shall continue to be subject to the provisions of paragraph (iii)(D) hereof; PROVIDED, HOWEVER, that with respect to any request for an exchange of Series A Preferred Stock that is represented by Global Series A Preferred Stock for Certificated Series A Preferred Stock that does not bear the legend set forth in paragraph (iii)(G) above in connection with a sale or transfer thereof pursuant to Rule 144 (and based upon an opinion of counsel if the Company so requests), the Holder thereof shall certify in writing to the Transfer Agent that such request is being made pursuant to Rule 144 (such certification to be substantially in the form of Exhibit B hereto).

         (iv) REPLACEMENT CERTIFICATES. If a mutilated Series A Preferred Stock certificate is surrendered to the Transfer Agent or if the Holder of a Series A Preferred Stock certificate claims that the Series A Preferred Stock certificate has been lost, destroyed or wrongfully taken, the Company shall issue and the Transfer Agent shall countersign a replacement Series A Preferred Stock certificate if the reasonable requirements of the Transfer Agent and of Section 8-405 of the Uniform Commercial Code as in effect in the State of New York are met. If required by the Transfer Agent or the Company, such Holder shall furnish an indemnity bond sufficient in the judgment of the Company and the Transfer Agent to protect the Company and the Transfer Agent from any loss which either of them may suffer if an Series A Preferred Stock certificate is replaced. The Company and the Transfer Agent may charge the Holder for their expenses in replacing a Series A Preferred Stock certificate. Every replacement Series A Preferred Stock certificate is an additional obligation of the Company.

         (v) TEMPORARY CERTIFICATES. Until definitive Series A Preferred Stock certificates are ready for delivery, the Company may prepare and the Transfer Agent shall countersign temporary Series A Preferred Stock certificates. Temporary Series A Preferred Stock certificates shall be substantially in the form of definitive Series A Preferred Stock certificates but may have variations that the Company considers appropriate for temporary Series A Preferred Stock certificates. Without unreasonable delay, the Company shall prepare and the Transfer Agent shall countersign definitive Series A Preferred Stock certificates and deliver them in exchange for temporary Series A Preferred Stock certificates.

         (vi) CANCELATION. (A) In the event the Company shall purchase or otherwise acquire Certificated Series A Preferred Stock, the same shall thereupon be delivered to the Transfer Agent for cancelation.

         (B) At such time as all beneficial interests in Global Series A Preferred Stock have either been exchanged for Certificated Series A Preferred Stock, redeemed, repurchased or canceled, such Global Series A Preferred Stock shall thereupon be delivered to the Transfer Agent for cancelation.

         (C) The Transfer Agent and no one else shall cancel and destroy all Series A Preferred Stock certificates surrendered for transfer, exchange, replacement or cancelation and deliver a certificate of such destruction to the Company unless the Company directs the Transfer Agent to deliver canceled Series A Preferred Stock certificates to the Company. The Company may not issue new Series A Preferred Stock certificates to replace Series A Preferred Stock certificates to the extent they evidence Series A Preferred Stock which the Company has purchased or otherwise acquired.

         (n) ADDITIONAL RIGHTS OF HOLDERS. In addition to the rights provided to Holders under this Certificate of Designation, Holders shall have the rights set forth in the Exchange and Registration Rights Agreement.

         (o) CERTAIN DEFINITIONS. As used in this Certificate of Designation, the following terms shall have the following meanings (and (1) terms defined in the singular have comparable meanings when used in the plural and vice versa,
(2) "including" means including without limitation, (3) "or" is not exclusive and (4) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles as in effect on the Issue Date and all accounting calculations will be determined in accordance with such principles), unless the content otherwise requires:

         "ACQUIRED DEBT" means, with respect to any specified Person, (i) Debt of any other Person existing at the time such Person merges with or into or consolidates with or becomes a Restricted Subsidiary of such specified Person and (ii) Debt secured by a Lien encumbering any asset acquired by such specified Person, which Debt, in each case, was not Incurred in anticipation of, and was outstanding prior to, such merger, consolidation or acquisition.

         "AFFILIATE" of any Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "ASSET DISPOSITION" by any Person means any transfer, conveyance, sale, lease or other disposition by such Person or any of its Restricted Subsidiaries (including a consolidation or merger or other sale of any such Restricted Subsidiary with, into or to another Person in a transaction in which such Restricted Subsidiary ceases to be a Restricted Subsidiary of the specified Person, but excluding a disposition by a Restricted Subsidiary of such Person to such Person or a Wholly Owned Restricted Subsidiary of such Person or by such Person to a Wholly Owned Restricted Subsidiary of such Person) of (i) shares of Capital Stock or other ownership interests of a Restricted Subsidiary of such Person (other than pursuant to a transaction in compliance with paragraph
(l)(vi) above), (ii) substantially all the assets of such Person or any of its Restricted Subsidiaries representing a division or line of business (other than as part of a Permitted Investment) or (iii) other assets or rights of such Person or any of its Restricted Subsidiaries other than (A) in the ordinary course of business, (B) that constitute a Permitted Investment or a Restricted Payment which is permitted under paragraph (l)(ii) above or (C) pursuant to or in connection with Receivables Sales under, or Debt in connection with Permitted Receivables Facilities permitted to be Incurred pursuant to the covenant described under paragraph (l)(i) above; PROVIDED that a transaction described in clauses (i), (ii) and (iii) shall constitute an Asset Disposition only if the aggregate consideration for such transfer, conveyance, sale, lease or other disposition is equal to $1 million or more in any 12-month period.

         "ATTRIBUTABLE VALUE" means, as to any particular lease under which any Person is at the time liable other than a Capital Lease Obligation, and at any date as of which the amount thereof is to be determined, the total net amount of rent required to be paid by such Person under such lease during the initial term thereof as determined in accordance with generally accepted accounting principles, discounted from the last date of such initial term to the date of determination at a rate per annum equal to the discount rate which would be applicable to a Capital Lease Obligation with like term in accordance with generally accepted accounting principles. The net amount of rent required to be paid under any such lease for any such period shall be the aggregate amount of rent payable by the lessee with respect to such period after excluding amounts required to be paid on account of insurance, taxes, assessments, utility, operating and labor costs and similar charges. In the case of any lease which is terminable by the lessee upon the payment of a penalty, such net amount shall also include the lesser of the amount of such penalty (in which case no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated) or the rent which would otherwise be required to be paid if such lease is not so terminated. "Attributable Value" means, as to a Capital Lease Obligation, the principal amount thereof.

         "BANK CREDIT AGREEMENT" means any one or more (i) credit agreements (which may include or consist of revolving credits) between the Company and/or any Restricted Subsidiary of the Company and one or more banks or other financial institutions providing financing for the business of the Company and its Restricted Subsidiaries and (ii) Permitted Receivables Facilities, which credit agreements and Permitted Receivables Facilities provide for borrowings by the Company and its Restricted Subsidiaries in an aggregate principal amount outstanding at any one time not to exceed $100 million, and any renewal, extension, refinancing or refunding thereof in an amount which, together with any principal amount remaining outstanding or available under all credit agreements and Permitted Receivables Facilities of the Company and its Restricted Subsidiaries, plus the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of any credit agreement or Permitted Receivables Facility so refinanced plus the amount of expenses incurred in connection with such refinancing, does not exceed the aggregate principal amount outstanding or available under all such credit agreements and Permitted Receivables Facilities of the Company and its Restricted Subsidiaries immediately prior to such renewal, extension, refinancing or refunding.

         "BOARD OF DIRECTORS" means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of such Board.

         "BUSINESS DAY" means each day which is not a Legal Holiday.

         "CAPITAL LEASE OBLIGATION" of any Person means the obligation to pay rent or other payment amounts under a lease of (or other Debt arrangements conveying the right to use) real or personal property of such Person which is required to be classified and accounted for as a capital lease or a liability on the face of a balance sheet of such Person in accordance with generally accepted accounting principles (a "Capital Lease"). The stated maturity of such obligation shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty. The principal amount of such obligation shall be the capitalized amount thereof that would appear on the face of a balance sheet of such Person in accordance with generally accepted accounting principles.

         "CAPITAL STOCK" of any Person means any and all shares, interests, participations or other equivalents (however designated) of corporate stock or other equity participations, including partnership interests, whether general or limited, of such Person.

         A "CHANGE OF CONTROL" will be deemed to have occurred at such time as either (a) any Person or any Persons acting together (other than Permitted Holders or an underwriter engaged in a firm commitment underwriting on behalf of the Company) that would constitute a "group" (a "Group") for purposes of Section 13(d) of the Exchange Act, or any successor provision thereto, shall beneficially own (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision thereto) more than 50% of the aggregate voting power of all classes of Voting Stock of the Company or (b) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (together with any new directors whose election by the Board of Directors or whose nomination by the Board of Directors for election by the Company's stockholders was approved by a vote of at least a majority of the members of the Board of Directors then in office who either were members of the Board of Directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the members of the Board of Directors then in office.

         "CODE" means the Internal Revenue Code of 1986, as amended.

         "COMMON STOCK" of any Person means Capital Stock of such Person that is not Disqualified Stock.

         "CONSOLIDATED CASH FLOW AVAILABLE FOR FIXED CHARGES" for any period means the Consolidated Net Income of the Company and its Restricted Subsidiaries for such period increased by the sum of (i) Consolidated Interest Expense of the Company and its Restricted Subsidiaries for such period, plus (ii) Consolidated Income Tax Expense of the Company and its Restricted Subsidiaries for such period, plus (iii) the consolidated depreciation and amortization expense included in the income statement of the Company and its Restricted Subsidiaries for such period plus (iv) any non-cash expense related to the issuance to employees of the Company or any Restricted Subsidiary of the Company of options to purchase Capital Stock of the Company or such Restricted Subsidiary, plus (v) any charge related to any premium or penalty paid in connection with redeeming or retiring any Debt prior to its stated maturity; PROVIDED, HOWEVER, that there shall be excluded therefrom the Consolidated Cash Flow Available for Fixed Charges (if positive) of any Restricted Subsidiary of the Company (calculated separately for such Restricted Subsidiary in the same manner as provided above for the Company) that is subject to a restriction which prevents the payment of dividends or the making of distributions to the Company or another Restricted Subsidiary of the Company to the extent of such restriction.

         "CONSOLIDATED INCOME TAX EXPENSE" for any period means the consolidated provision for income taxes of the Company and its Restricted Subsidiaries for such period calculated on a consolidated basis in accordance with generally accepted accounting principles.

         "CONSOLIDATED INTEREST EXPENSE" means for any period the consolidated interest expense included in a consolidated income statement (excluding interest income) of the Company and its Restricted Subsidiaries for such period calculated on a consolidated basis in accordance with generally accepted accounting principles, including without limitation or duplication (or, to the extent not so included, with the addition of), (i) the amortization of Debt discounts; (ii) any payments or fees with respect to letters of credit, bankers' acceptances or similar facilities; (iii) fees with respect to interest rate swap or similar agreements or foreign currency hedge, exchange or similar agreements;
(iv) dividends on Preferred Stock of the Company and its Restricted Subsidiaries held by Persons other than the Company or a Wholly Owned Restricted Subsidiary (other than dividends paid in shares of Preferred Stock that is not Disqualified Stock) declared and paid or payable; (v) accrued Disqualified Stock dividends of the Company and its Restricted Subsidiaries, whether or not declared or paid;
(vi) interest on Debt guaranteed by the Company and its Restricted Subsidiaries; and (vii) the portion of any Capital Lease Obligation paid during such period that is allocable to interest expense.

         "CONSOLIDATED NET INCOME" for any period means the consolidated net income (or loss) of the Company and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with generally accepted accounting principles; PROVIDED that there shall be excluded therefrom (a) the net income (or loss) of any Person acquired by the Company or a Restricted Subsidiary of the Company in a pooling-of-interests transaction for any period prior to the date of such transaction, (b) the net income (or loss) of any Person that is not a Restricted

Subsidiary of the Company except to the extent of the amount of dividends or other distributions actually paid to the Company or a Restricted Subsidiary of the Company by such Person during such period, (c) gains or losses on Asset Dispositions by the Company or its Restricted Subsidiaries, (d) all extraordinary gains and extraordinary losses, (e) the cumulative effect of changes in accounting principles, (f) non-cash gains or losses resulting from fluctuations in currency exchange rates, (g) any non-cash gain or loss realized on the termination of any employee pension benefit plan and (h) the tax effect of any of the items described in clauses (a) through (g) above; PROVIDED FURTHER that for purposes of any determination pursuant to the covenant described under paragraph (l)(ii) above, there shall further be excluded therefrom the net income (but not net loss) of any Restricted Subsidiary of the Company that is subject to a restriction which prevents the payment of dividends or the making of distributions to the Company or another Restricted Subsidiary of the Company to the extent of such restriction.

         "CONSOLIDATED NET WORTH" of any Person means the consolidated stockholders' equity of such Person, determined on a consolidated basis in accordance with generally accepted accounting principles, less amounts attributable to Disqualified Stock of such Person.

         "CONTINGENT WARRANT ESCROW AGREEMENT" means the Contingent Warrant Escrow Agreement dated as of September 3, 1998 among the Company and American Stock Transfer & Trust Company, as Contingent Warrant Escrow Agent.

         "CONTINGENT WARRANTS" means 600,000 warrants, each to purchase one share of Common Stock of the Company.

         "DEBT" means (without duplication), with respect to any Person, whether recourse is to all or a portion of the assets of such Person and whether or not contingent, (i) every obligation of such Person for money borrowed, (ii) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including any such obligations Incurred in connection with the acquisition of property, assets or businesses, (iii) every reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person, (iv) every obligation of such Person issued or assumed as the deferred purchase price of property or services (including securities repurchase agreements but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business which are not overdue or which are being contested in good faith), (v) every Capital Lease Obligation of such Person and all Attributable Value in respect of a Sale and Leaseback Transaction of such Person, (vi) all Receivables Sales of such Person, together with any obligation of such Person to pay any discount, interest, fees, indemnities, penalties, recourse, expenses or other amounts in connection therewith, (vii) all obligations to redeem Disqualified Stock issued by such Person, (viii) every obligation under Interest Rate or Currency Protection Agreements of such Person and (ix) every obligation of the type referred to in clauses (i) through (viii) of another Person and all dividends of another Person the payment of which, in either case, such Person has Guaranteed. The "amount" or "principal amount" of Debt at any time of determination as used herein represented by (a) any Debt issued at a price that is less than the principal amount at maturity thereof, shall be the amount of the liability in respect thereof determined in accordance with generally accepted accounting principles, (b) any Receivables Sale, shall be the amount of the unrecovered capital or principal investment of the purchaser (other than the Company or a Wholly Owned Restricted Subsidiary of the Company) thereof, excluding amounts representative of yield or interest earned on such investment,
(c) any Disqualified Stock, shall be the maximum fixed redemption or repurchase price in respect thereof, (d) any Capital Lease Obligation, shall be determined in accordance with the definition thereof, or (e) any Permitted Interest Rate or Currency Protection Agreement, shall be zero. In no event shall Debt include any liability for taxes.

         "DTC" means The Depository Trust Company.

         "DISQUALIFIED STOCK" of any Person means any Capital Stock of such Person which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of such Person, any Restricted Subsidiary of such Person or the holder thereof, in whole or in part, on or prior to the final Stated Maturity of the Series A Preferred Stock; PROVIDED, HOWEVER, that any Preferred Stock which would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require the Company to repurchase or redeem such Preferred Stock upon the occurrence of a Change of Control occurring prior to September 1, 2009 shall not constitute Disqualified Stock if the change of control provisions applicable to such Preferred Stock are no more favorable to the holders of such Preferred Stock than the provisions applicable to the Series A Preferred Stock contained in paragraph (h) above and such Preferred Stock specifically provides that the Company will not repurchase or redeem any such stock pursuant to such provisions prior to the Company's repurchase of such number of shares of Series A Preferred Stock as are required to be repurchased pursuant to paragraph (h) above.

         "ELIGIBLE INSTITUTION" means a commercial banking institution that has combined capital and surplus of not less than $500 million or its equivalent in foreign currency, whose debt is rated "A-3" or higher, "A-" or higher or "A-" or higher according to Moody's Investors Service, Inc., Standard & Poor's Ratings Group or Duff & Phelps Credit Rating Co. (or such similar equivalent rating by at least one "nationally recognized statistical rating organization" (as defined in Rule 436 under the Securities Act)), respectively, at the time as of which any investment or rollover therein is made.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

         "EXCHANGE AND REGISTRATION RIGHTS AGREEMENT" means the Exchange and Registration Rights Agreement dated as of September 1, 1998 among the Company and Goldman, Sachs & Co., Lehman Brothers Inc. and Merrill Lynch, Pierce, Fenner and Smith Incorporated with respect to the Series A Preferred Stock.

         "GOVERNMENT SECURITIES" means direct obligations of, or obligations guaranteed by, the United States of America for the payment of which obligations or guarantee the full faith and credit of the United States is pledged and which have a remaining weighted average life to maturity of not more than one year from the date of Investment therein.

         "GUARANTEE" by any Person means any obligation, contingent or otherwise, of such Person guaranteeing, or having the economic effect of guaranteeing, any Debt of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including, without limitation, any obligation of such Person, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Debt,
(ii) to purchase property, securities or services for the purpose of assuring the holder of such Debt of the payment of such Debt, or (iii) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Debt (and "Guaranteed", "Guaranteeing" and "Guarantor" shall have meanings correlative to the foregoing); PROVIDED, HOWEVER, that the Guarantee by any Person shall not include endorsements by such Person for collection or deposit, in either case, in the ordinary course of business.

         "HALE FAMILY" means collectively Robert T. Hale, Robert T. Hale, Jr. and members of their immediate families, any of their respective spouses, estates, lineal descendants, heirs, executors, personal representatives, administrators, trusts for any of their benefit, charitable foundations to which shares of the Company's Capital Stock beneficially owned by any of the foregoing have been transferred and corporations or partnerships, all the Capital Stock of which is owned by one or more of the foregoing Persons.

         "HOLDERS" means the registered holders from time to time of the Series A Preferred Stock.

         "INCUR" means, with respect to any Debt or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume, Guarantee or otherwise become liable in respect of such Debt or other obligation including by acquisition of Subsidiaries or the recording, as required pursuant to generally accepted accounting principles or otherwise, of any such Debt or other obligation on the balance sheet of such Person (and "Incurrence", "Incurred", "Incurrable" and "Incurring" shall have meanings correlative to the foregoing);

PROVIDED, HOWEVER, that a change in generally accepted accounting principles that results in an obligation of such Person that exists at such time becoming Debt shall not be deemed an Incurrence of such Debt and that neither the accrual of interest nor the accretion of original issue discount shall be deemed an Incurrence of Debt; PROVIDED FURTHER, HOWEVER, that the Company may elect to treat all or any portion of revolving credit debt of the Company or a Subsidiary as being Incurred from and after any date beginning the date the revolving credit commitment is extended to the Company or a Subsidiary, by memorializing such determination in the corporate records of the Company, and any borrowings or reborrowings by the Company or a Subsidiary under such commitment up to the amount of such commitment designated by the Company as Incurred shall not be deemed to be new Incurrences of Debt by the Company or such Subsidiary.

         "INITIAL WARRANTS" means 310,000 warrants, each to purchase one share of Common Stock of the Company.

         "INTEREST RATE OR CURRENCY PROTECTION AGREEMENT" of any Person means any forward contract, futures contract, swap, option or other financial agreement or arrangement (including, without limitation, caps, floors, collars and similar agreements) relating to, or the value of which is dependent upon, interest rates or currency exchange rates or indices.

         "INVESTMENT" by any Person means any direct or indirect loan, advance or other extension of credit or capital contribution (by means of transfers of cash or other property to others or payments for property or services for the account or use of others, or otherwise) to, or purchase or acquisition of Capital Stock, bonds, notes, debentures or other securities or evidence of Debt issued by, any other Person, including any payment on a Guarantee of any obligation of such other Person, but excluding any loan, advance or extension of credit to an employee of the Company or any of its Restricted Subsidiaries in the ordinary course of business, accounts receivables and other commercially reasonable extensions of trade credit.

         "ISSUE DATE" means the first date on which any shares of Series A Preferred Stock are issued.

         "LEGAL HOLIDAY" means a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York.

         "LIEN" means, with respect to any property or assets, any mortgage or deed of trust, pledge, hypothecation, assignment, Receivables Sale, deposit arrangement, security interest, lien, charge, easement (other than any easement not materially impairing usefulness or marketability), encumbrance, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such property or assets (including, without limitation, any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).

         "MARKETABLE SECURITIES" means: (i) Government Securities; (ii) any time deposit account, money market deposit and certificate of deposit maturing not more than 270 days after the date of acquisition issued by, or time deposit of, an Eligible Institution; (iii) commercial paper maturing not more than 270 days after the date of acquisition issued by a corporation (other than an Affiliate of the Company) with a rating, at the time as of which any investment therein is made, of "P-1" or higher according to Moody's Investors Service, Inc., "A-1" or higher according to Standard & Poor's Ratings Group or "A-1" or higher according to Duff & Phelps Credit Rating Co. (or such similar equivalent rating by at least one "nationally recognized statistical rating organization" (as defined in Rule 436 under the Securities Act)); (iv) any banker's acceptances or money market deposit accounts issued or offered by an Eligible Institution; (v) repurchase obligations with a term of not more than 7 days for Government Securities entered into with an Eligible Institution; and (vi) any fund investing primarily in investments of the types described in clauses (i) through
(v) above.

         "NET AVAILABLE PROCEEDS" from any Asset Disposition by any Person means cash or readily marketable cash equivalents received (including by way of sale or discounting of a note, installment receivable or other receivable, but excluding any other consideration received in the form of assumption by the acquiror of Debt or other obligations relating to such properties or assets) therefrom by such Person, net of (i) all legal, title and recording tax expenses, commissions and other fees and expenses (including appraisals, commissions, investment banking fees, and accounting, legal, broker and finder's fees) Incurred and all Federal, state, provincial, foreign and local taxes (including taxes payable upon payment or other distribution of funds from a foreign subsidiary to the Company or another subsidiary of the Company) required to be accrued as a liability as a consequence of such Asset Disposition, (ii) all payments made by such Person or its Restricted Subsidiaries on any Debt which is secured by such assets in accordance with the terms of any Lien upon or with respect to such assets or which must by the terms of such Lien, or in order to obtain a necessary consent to such Asset Disposition or by applicable law, be repaid out of the proceeds from such Asset Disposition, (iii) all distributions and other payments made to minority interest holders in Restricted Subsidiaries of such Person or joint ventures as a result of such Asset Disposition, (iv) appropriate amounts to be provided by such Person or any Restricted Subsidiary thereof, as the case may be, as a reserve in accordance with generally accepted accounting principles against any liabilities associated with such assets and retained by such Person or any Restricted Subsidiary thereof, as the case may be, after such Asset Disposition, including, without limitation, liabilities under any indemnification obligations and severance and other employee termination costs associated with such Asset Disposition, in each case as determined by management of the Company, in its reasonable good faith judgment; PROVIDED, HOWEVER, that any reduction in such reserve within 12 months following the consummation of such Asset Disposition will be treated for all purposes of the Certificate of Designation as a new Asset Disposition at the time of such reduction with Net Available Proceeds equal to the amount of such reduction, and (v) any consideration for an Asset Disposition (which would otherwise constitute Net Available Proceeds) that is required to be held in escrow pending determination of whether a purchase price adjustment will be made, but amounts under this clause (v) shall become Net Available Proceeds at such time and to the extent such amounts are released to such Person.

         "NET CASH PROCEEDS" means the proceeds of any issuance or sale of Capital Stock in the form of cash or cash equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or cash equivalents (except to the extent such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary) and proceeds from the conversion of other property received when converted to cash or cash equivalents, net of attorney's fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

         "OFFER TO PURCHASE" means a written offer (the "Offer") sent by the Company by first-class mail, postage prepaid, to each holder at his address appearing in the Stock Register on the date of the Offer offering to purchase up to the number of shares of Series A Preferred Stock having the aggregate liquidation preference specified in such Offer at the purchase price specified in such Offer (as determined pursuant to the Certificate of Designation). Unless otherwise required by applicable law, the Offer shall specify an expiration date (the "Expiration Date") of the Offer to Purchase which shall be, subject to any contrary requirements of applicable law, not less than 30 days or more than 60 days after the date of such Offer and a settlement date (the "Purchase Date") for purchase of shares of Series A Preferred Stock within five Business Days after the Expiration Date. The Offer shall contain information concerning the business of the Company and its Subsidiaries which the Company in good faith believes will enable such holders to make an informed decision with respect to the Offer to Purchase (which at a minimum will include (i) the most recent annual and quarterly financial statements and "Management's Discussion and Analysis of Financial Condition and Results of Operations" contained in the documents required to be filed with the Commission, (ii) a description of material developments in the Company's business subsequent to the date of the latest of such financial statements referred to in clause (i) (including a description of the events requiring the Company to make the Offer to Purchase),
(iii) if applicable, appropriate pro forma financial information concerning the Offer to Purchase and the events requiring the Company to make the Offer to Purchase and (iv) any other information required by applicable law to be included therein). The Offer shall contain all instructions and materials necessary to enable such holders to tender shares of Series A Preferred Stock pursuant to the Offer to Purchase. The Offer shall also state:

         (a) the paragraph of the Certificate of Designation pursuant to which the Offer to Purchase is being made;

         (b) the Expiration Date and the Purchase Date;

         (c) the aggregate number of shares of Series A Preferred Stock offered to be purchased by the Company pursuant to the Offer to Purchase (including, if less than 100%, the manner by which such has been determined pursuant to the Certificate of Designation provision requiring the Offer to Purchase) (the "Purchase Amount");

         (d) the purchase price to be paid by the Company for the Specified Amount of shares of Series A Preferred Stock accepted for payment (as specified pursuant to the Certificate of Designation) (the "Purchase Price");

         (e) that the holder may tender all or any portion of the shares of Series A Preferred Stock registered in the name of such holder;

         (f) the place or places where shares of Series A Preferred Stock are to be surrendered for tender pursuant to the Offer to Purchase;

         (g) that dividends on any shares of Series A Preferred Stock not tendered or tendered but not purchased by the Company pursuant to the Offer to Purchase will continue to accumulate;

         (h) that on the Purchase Date the Purchase Price will become due and payable upon each share of Series A Preferred Stock being accepted for payment pursuant to the Offer to Purchase and that dividends thereon shall cease to accumulate on and after the Purchase Date;

         (i) that each holder electing to tender a share of Series A Preferred Stock pursuant to the Offer to Purchase will be required to surrender such share of Series A Preferred Stock at the place or places specified in the Offer prior to the close of business on the Expiration Date (such share of Series A Preferred Stock being, if the Company so requires, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company duly executed by, the holder thereof or his attorney duly authorized in writing);

         (j) that holders will be entitled to withdraw all or any portion of shares of Series A Preferred Stock tendered if the Company receives, not later than the close of business on the Expiration Date, a telegram, telex, facsimile transmission or letter setting forth the name of the holder, the number of shares of Series A Preferred Stock the holder tendered, the certificate number of the shares the holder tendered and a statement that such holder is withdrawing all or a portion of his tender;

         (k) that (a) if shares of Series A Preferred Stock in an aggregate number less than or equal to the Purchase Amount are duly tendered and not withdrawn pursuant to the Offer to Purchase, the Company shall purchase all such shares of Series A Preferred Stock and (b) if shares of Series A Preferred Stock in an aggregate number in excess of the Purchase Amount are tendered and not withdrawn pursuant to the Offer to Purchase, the Company shall purchase shares of Series A Preferred Stock equal to the Purchase Amount on a pro rata basis (with such adjustments as may be deemed appropriate so that only whole shares shall be purchased); and

         (l) that in the case of any holder whose shares of Series A Preferred Stock are purchased only in part, the Company shall return all such unpurchased shares or execute and deliver to the holder of such shares without service charge, new shares as requested by such holder, in an aggregate liquidation preference equal to and in exchange for the unpurchased portion of the shares so tendered.

         Any Offer to Purchase shall be governed by and effected in accordance with the Offer for such Offer to Purchase.

         "OFFICER" means the Chairman of the Board of Directors, the President, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Company.

         "OFFICERS' CERTIFICATE" means a certificate signed by two Officers.

         "OPINION OF COUNSEL" means a written opinion from legal counsel who is acceptable to the Transfer Agent. The counsel may be an employee of or counsel to the Company or the Transfer Agent.

         "PERMITTED HOLDERS" means the Hale Family.

         "PERMITTED INTEREST RATE OR CURRENCY PROTECTION AGREEMENT" of any Person means any Interest Rate or Currency Protection Agreement entered into with one or more financial institutions in the ordinary course of business that is designed to protect such Person against fluctuations in interest rates or currency exchange rates with respect to Debt Incurred and which shall have a notional amount no greater than the payments due with respect to the Debt being hedged thereby and not for purposes of speculation.

         "PERMITTED INVESTMENT" means (i) any Investment in the Company or any Restricted Subsidiary, (ii) any Investment in any Person as a result of which such Person becomes a Wholly Owned Restricted Subsidiary, (iii) any Investment in Marketable Securities, (iv) Investments in Permitted Interest Rate or Currency Protection Agreements, (v) Investments made as a result of the receipt of noncash consideration from an Asset Disposition that was made pursuant to and in compliance with paragraph (l)(iii) above, (vi) loans or advances to employees of the Company or any Restricted Subsidiary that in the aggregate at any one time do not exceed $1 million, (vii) Strategic Investments in an amount not to exceed $5 million at any one time outstanding and (viii) an amount equal to the sum of (a) $5 million and (b) the aggregate Net Cash Proceeds received by the Company from the sale of its Capital Stock (other than Disqualified Stock) subsequent to the Issue Date (other than an issuance or sale to a Subsidiary of the Company and other than an issuance or sale to an employee stock ownership plan or a trust established by the Company or any of its Subsidiaries for the benefit of their employees) to the extent such Net Cash Proceeds have not been used pursuant to clause (3)(b) of the first paragraph or clause (iv) of paragraph (l)(ii)(B) above.

         "PERMITTED RECEIVABLES FACILITY" means a transaction pursuant to which any Restricted Subsidiary transfers (pursuant to a sale, contribution to capital or a combination thereof) to a Special Purpose Subsidiary Receivables and certain related rights, and such Special Purpose Subsidiary securitizes such Receivables and related rights pursuant to a loan agreement, receivables purchase agreement, pooling and servicing agreement or similar contract with one or more commercial paper conduits, banks, financial institutions or similar entities.

         "PERSON" means any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization, government or agency or political subdivision thereof or any other entity.

         "PREFERRED STOCK" of any Person means Capital Stock of such Person of any class or classes (however designated) that ranks prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.

         "PUBLIC EQUITY OFFERING" means an underwritten primary public offering of Common Stock of the Company pursuant to an effective registration statement under the Securities Act (other than a registration statement on Form S-4, S-8 or any successor form).

         "PURCHASE MONEY DEBT" means (i) Acquired Debt Incurred in connection with the acquisition of Telecommunications Assets and (ii) Debt of the Company or of any Restricted Subsidiary of the Company (including, without limitation, Debt represented by Capital Lease Obligations, mortgage financings and purchase money obligations) Incurred for the purpose of financing all or any part of the cost of construction, acquisition, development, design, installation, integration, transportation or improvement by the Company or any Restricted Subsidiary of the Company of any Telecommunications Assets of the Company or any Restricted Subsidiary of the Company, and including any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, as the same may be amended, supplemented, modified or restated from time to time.

         "RECEIVABLES" means receivables, chattel paper, instruments, documents or intangibles evidencing or relating to the right to payment of money in respect of the sale of goods or services.

         "RECEIVABLES SALE" of any Person means any sale of Receivables of such Person (pursuant to a purchase facility or otherwise), other than in connection with a disposition of the business operations of such Person relating thereto or a disposition of defaulted Receivables for purpose of collection and not as a financing arrangement.

         "REGISTERED EXCHANGE OFFER" means a registered exchange offer of Series A Preferred Stock under the Securities Act pursuant to the Exchange and Registration Rights Agreement.

         "RELATED PERSON" of any Person means any other Person directly or indirectly owning (a) 10% or more of the outstanding Common Stock of such Person (or, in the case of a Person that is not a corporation, 10% or more of the equity interest in such Person) or (b) 10% or more of the combined voting power of the Voting Stock of such Person.

         "RESTRICTED SUBSIDIARY" of the Company means any Subsidiary, whether existing on or after the Issue Date, unless such Subsidiary is an Unrestricted Subsidiary.

         "SALE AND LEASEBACK TRANSACTION" of any Person means an arrangement with any lender or investor or to which such lender or investor is a party providing for the leasing by such Person of any property or asset of such Person which has been or is being sold or transferred by such Person more than 365 days after the later of the acquisition thereof or the completion of construction or commencement of operation thereof to such lender or investor or to any person to whom funds have been or are to be advanced by such lender or investor on the security of such property or asset. The stated maturity of such arrangement shall be the date of the last payment of rent or any other amount due under such arrangement prior to the first date on which such arrangement may be terminated by the lessee without payment of a penalty.

         "SEC" means the Securities and Exchange Commission.

         "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

         "SENIOR NOTES" means Debt of the Company having a maturity of at least six years.

         "SENIOR NOTES OFFERING" means an offering (whether private or registered under the Securities Act) of Senior Notes.

         "SIGNIFICANT SUBSIDIARY" means a Restricted Subsidiary that is a "significant subsidiary" as defined in Rule 1-02(w) of Regulation S-X under the Securities Act and the Exchange Act.

         "SPECIAL PURPOSE SUBSIDIARY" means a corporation, limited liability company, partnership or business trust, all of the capital stock or other equity interests therein are owned, directly or indirectly, by the Company or any Wholly Owned Restricted Subsidiary, that has been established for the purpose of, and whose activities are limited to, the consummation of Receivables Sales and activities incidental thereto.

         "SPECIFIED AMOUNT" means, on any date with respect to any share of Series A Preferred Stock, the sum of (i) the Liquidation Preference with respect to such share and (ii) the Accumulated Dividends with respect to such share that are added automatically to the Specified Amount of such share.

         "STRATEGIC INVESTMENT" means (a) Investments that the Board of Directors has determined in good faith will enable the Company or any of its Wholly Owned Restricted Subsidiaries to obtain additional business that it might not be able to obtain without making such Investment and (b) Investments in entities, the principal function of which is to perform research and development with respect to products and services that may be useful in the Telecommunications Business; PROVIDED that the Company or one of its Wholly Owned Restricted Subsidiaries is entitled or otherwise reasonably expected to obtain rights to such products or services as a result of such Investment.

         "SUBSIDIARY" of any Person means (i) a corporation more than 50% of the combined voting power of the outstanding Voting Stock of which is owned, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person or by such Person and one or more Subsidiaries thereof or (ii) any other Person (other than a corporation) in which such Person, or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries thereof, directly or indirectly, has at least a majority ownership and power to direct the policies, management and affairs thereof.

         "TELECOMMUNICATIONS ASSETS" means all assets, rights (contractual or otherwise) and properties, whether tangible or intangible, used or intended for use in connection with a Telecommunications Business.

         "TELECOMMUNICATIONS BUSINESS" means the business of (i) transmitting, or providing services relating to the transmission of, voice, video or data through owned or leased transmission facilities, (ii) creating, developing or marketing communications related network equipment, software and other devices for use in a Telecommunication Business or (iii) evaluating, participating or pursuing any other activity or opportunity that is primarily related to those identified in (i) or (ii) above and shall, in any event, include all businesses in which the Company or any of its Subsidiaries are engaged on the Issue Date; PROVIDED that the determination of what constitutes a Telecommunications Business shall be made in good faith by the Board of Directors of the Company, which determination shall be conclusive.

         "TRANSFER AGENT" means the transfer agent for the Series A Preferred Stock appointed by the Company, which initially shall be American Stock Transfer & Trust Company.

         "TRANSFER RESTRICTED SECURITIES" means each share of Class A Stock until (i) such Class A Stock has been exchanged by a person other than a broker-dealer for freely transferrable Class A1 Stock in a Registered Exchange Offer, (ii) following the exchange by a broker-dealer in the Registered Exchange Offer of Class A Stock for Class A1 Stock, the date on which such Class A1 Stock is sold to a purchaser who receives from such broker-dealer or prior to the date of such sale a copy of the prospectus contained in the Registered Exchange Offer registration statement, (iii) the date on which such Class A Stock has been effectively registered under the Securities Act and disposed of in accordance with a Shelf Registration Statement or (iv) the date on which such Class A Stock is distributed to the public pursuant to Rule 144 under the Securities Act or is saleable pursuant to Rule 144(k) under the Securities Act.

         "UNITS" means the Units sold by the Company containing the Class A Stock and the Warrants.

         "UNRESTRICTED SUBSIDIARY" means (1) any Subsidiary of the Company designated as such by the Board of Directors of the Company as set forth below where (a) neither the Company nor any of its other Subsidiaries (other than another Unrestricted Subsidiary) (i) provides credit support for, or Guarantee of, any Debt of such Subsidiary or any Subsidiary of such Subsidiary (including any undertaking, agreement or instrument evidencing such Debt) or (ii) is directly or indirectly liable for any Debt of such Subsidiary or any Subsidiary of such Subsidiary, and (b) no default with respect to any Debt of such Subsidiary or any Subsidiary of such Subsidiary (including any right which the holders thereof may have to take enforcement action against such Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Debt of the Company and its Restricted Subsidiaries to declare a default on such other Debt or cause the payment thereof to be accelerated or payable prior to its final scheduled maturity and (2) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors of the Company may designate any Subsidiary to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, any other Subsidiary of the Company which is not a Subsidiary of the Subsidiary to be so designated or otherwise an Unrestricted Subsidiary; PROVIDED that either (x) the Subsidiary to be so designated has total assets of $1,000 or less or (y) immediately after giving effect to such designation, the Company could incur at least $1.00 of additional Debt pursuant to paragraph (l)(i)(A) above; and PROVIDED FURTHER that the Company could make a Restricted Payment in an amount equal to the greater of the fair market value and the book value of such Subsidiary pursuant to the covenant described under paragraph (l)(ii) above and such amount is thereafter treated as a Restricted Payment for the purpose of calculating the aggregate amount available for Restricted Payments thereunder. The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary, provided that, immediately after giving effect to such designation, the Company could incur at least $1.00 of additional Debt pursuant to paragraph (l)(i)(A) above.

         "VOTING STOCK" of any Person means Capital Stock of such Person which ordinarily has voting power for the election of directors (or persons performing similar functions) of such Person, whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency.

         "WARRANTS" means the Initial Warrants and the Contingent Warrants.

         "WHOLLY OWNED RESTRICTED SUBSIDIARY" of any Person means a Restricted Subsidiary of such Person 99% or more of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Restricted Subsidiaries of such Person or by such Person and one or more Wholly Owned Restricted Subsidiaries of such Person.

         IN WITNESS WHEREOF, said Network Plus Corp., has caused this Certificate of Designation to be signed by Robert T. Hale, Jr., its President and Chief Executive Officer, this first day of September 1998.


                                                  NETWORK PLUS CORP.,




                                                  by /s/ ROBERT T. HALE, JR.
                                                     ---------------------------
                                                     Name: Robert T. Hale, Jr.
                                                     Title: President and Chief
                                                            Executive Officer

                                                                       Exhibit A


                                FACE OF SECURITY

         The 13-1/2% Series A Cumulative Preferred Stock due 2009 (the "Series A Preferred Stock") issued by Network Plus Corp. (the "Company") evidenced hereby was initially issued as part of a unit (the "Units"), each Unit consisting of
(i) one share of Series A Preferred Stock, (ii) 7.75 Initial Warrants and (iii) 15 Contingent Warrants. Each Warrant entitles the holder thereof to purchase one share of Common Stock from the Company at an exercise price of $0.01 per share, subject to adjustment. The Contingent Warrants are held in escrow for the benefit of holders of the Series A Preferred Stock pursuant to a Contingent Warrant Escrow Agreement between the Company and American Stock Transfer & Trust Company, as Contingent Warrant Escrow Agent. Until the earliest of (such earliest date, the "Separation Date") (i) 90 days after the original issuance date of the Warrants, (ii) a Change of Control, (iii) the occurrence of a Voting Rights Triggering Event, (iv) the date on which a registration statement with respect to the Series A Preferred Stock or an exchange offer for the Series A Preferred Stock is declared effective, or (v) such earlier date as determined by Goldman, Sachs & Co., Lehman Brothers Inc. and Merrill Lynch, Pierce, Fenner & Smith, in their sole discretion, the Series A Preferred Stock evidenced hereby may not be sold, assigned or otherwise transferred to any person unless, simultaneously with such transfer, the holder hereof transfers to the same transferee 7.75 Initial Warrants for each share of Series A Preferred Stock so transferred. Until the later of the date on which the Contingent Warrants are released from escrow and the Separation Date, the Series A Preferred Stock evidenced hereby may not be sold, assigned or otherwise transferred to any person unless, simultaneously with such transfer, the holder hereof transfers to the same transferee the right to 15 Contingent Warrants (or such fewer number of Contingent Warrants as are held in escrow in respect of each outstanding share of Series A Preferred Stock) for each share of Series A Preferred Stock so transferred.

         [IF GLOBAL SECURITY: TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE CERTIFICATE OF DESIGNATION REFERRED TO BELOW.]

         THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AND THIS SECURITY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE

PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

         THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE COMPANY THAT
(A) THIS SECURITY AND ANY SECURITY INTO WHICH SUCH SECURITY IS EXCHANGEABLE MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (i) WITHIN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (ii) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (iii) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (iv) TO THE COMPANY, IN EACH OF CASES (i) THROUGH (iv) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.

No. _____                                                         _______ Shares

                                                  Class A CUSIP No.: 64122D 20 9
                                                 Class A1 CUSIP No.: 64122D 30 8


              13-1/2% Series A Cumulative Preferred Stock Due 2009
                                (Par Value $0.01)
                (Initial Liquidation Preference $1,000 per share)

                                       of

                               Network Plus Corp.

         Network Plus Corp., a Delaware corporation (the "Company"), hereby certifies that _________ (the "Holder") is the registered owner of _________ [if Global Security: the number of shares set forth on Schedule A hereto] fully paid and non-assessable shares of the Company's 13-1/2% Series A Cumulative Preferred Stock Due 2009 (par value $0.01) (Liquidation Preference $1,000 per share) (the "Series A Preferred Stock"). The shares of Series A Preferred Stock are transferable on the books and records of the Registrar, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer. The designation, rights, privileges, restrictions, preferences and other terms and provisions of the Series A Preferred Stock represented hereby shall in all respects be subject to the provisions of the Certificate of Incorporation and the Certificate of Designation in respect of the Series A Preferred Stock, as the same may be amended from time to time (the "Certificate of Incorporation"). Capitalized terms used herein but not defined shall have the meaning given them in the Certificate of Incorporation. The Company will provide a copy of the Certificate of Incorporation to a Holder without charge upon written request to the Company at its principal place of business.

         Reference is hereby made to select provisions of the Series A Preferred Stock set forth on the reverse hereof, and to the Certificate of Incorporation, which select provisions and the Certificate of Incorporation shall for all purposes have the same effect as if set forth at this place.

         Upon receipt of this certificate, the Holder is bound by the Certificate of Incorporation and is entitled to the benefits thereunder.

         Unless the Transfer Agent's Certificate of Authentication hereon has been properly executed, these shares of Series A Preferred Stock shall not be entitled to any benefit under the Certificate of Incorporation or be valid or obligatory for any purpose.



Dated:



                                   NETWORK PLUS CORP.,


                                   By:
                                       -------------------------------------
                                       Name:
                                       Title:



                                   By:
                                       -------------------------------------
                                       Name:
                                       Title:



                 TRANSFER AGENT'S CERTIFICATE OF AUTHENTICATION

         This is one of the Series A Preferred Stock referred to in the within mentioned Certificate of Incorporation.


Dated:

                                   AMERICAN STOCK TRANSFER & TRUST COMPANY, as Transfer Agent,


                                   By:
                                       -------------------------------------
                                       Authorized Signatory

                                                                       EXHIBIT B



                  CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR
              REGISTRATION OF TRANSFER OF SERIES A PREFERRED STOCK


Re: 13-1/2% Class A and Class A1 Series A Cumulative Preferred Stock due 2009 (the "Series A Preferred Stock") of Network Plus Corp. (the "Company")

     This Certificate relates to ____ shares of Series A Preferred Stock held in [ ] */ book-entry or [ ] */ definitive form by _______________ (the "Transferor").

The Transferor*:

     [ ]   has requested the Transfer Agent by written order to deliver in exchange for its beneficial interest in the Global Series A Preferred Stock held by the depository shares of Series A Preferred Stock in definitive, registered form equal to its beneficial interest in such Global Series A Preferred Stock (or the portion thereof indicated above); or

     [ ]   has requested the Transfer Agent by written order to exchange or register the transfer of Series A Preferred Stock.

           In connection with such request and in respect of such Series A Preferred Stock, the Transferor does hereby certify that the Transferor is familiar with the Certificate of Designation relating to the above captioned Series A Preferred Stock and that the transfer of this Series A Preferred Stock does not require registration under the Securities Act of 1933 (the "Securities Act") because */:

     [ ]   Such Series A Preferred Stock is being acquired for the Transferor's own account without transfer.

     [ ]   Such Series A Preferred Stock is being transferred to the Company.

     [ ]   Such Series A Preferred Stock is being transferred to a qualified institutional buyer (as defined in Rule 144A under the Securities Act), in reliance on Rule 144A.

     [ ]   Such Series A Preferred Stock is being transferred in reliance on and in compliance with another exemption from the registration requirements of the Securities Act (and based on an opinion of counsel if the Company so requests).



                                                ________________________________
                                                [INSERT NAME OF TRANSFEROR]

                                                by _____________________________

Date: ____________________





----------------
*/ Please check applicable box.





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